                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement                 / / Confidential, for the Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          HOLLINGER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       Hollinger International Inc. LOGO

                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611
               TELEPHONE (312) 321-2299; FACSIMILE (312) 321-0629

                                 MARCH 28, 1997

Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Hollinger International Inc. (the "Company") to be held on Thursday, May 1, 1997, at 11:00 a.m., local time, in the St. Regis Roof, St. Regis Hotel, Two East 55th Street, New York, New York 10022.

     At the meeting you will be asked to elect 16 directors and to adopt the Hollinger International Inc. 1997 Stock Incentive Plan. The Board of Directors will also report on the Company's affairs and a discussion period will be provided for questions and comments.

     The Board of Directors recommends that you vote in favor of the proposals. The proposals are more fully described in the enclosed Notice of Meeting and Proxy Statement, which you are encouraged to read carefully.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the postage paid envelope provided at your earliest convenience.

                                        Very truly yours,

                                        /s/ CONRAD M. BLACK
                                        -----------------------------------
                                        Conrad M. Black
                                        Chairman of the Board of Directors
                                          and Chief Executive Officer

                       Hollinger International Inc. LOGO

                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611
               TELEPHONE (312) 321-2299; FACSIMILE (312) 321-0629

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 1997

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hollinger International Inc. (the "Company") will be held in the St. Regis Roof, St. Regis Hotel, Two East 55th Street, New York, New York 10022, on Thursday, May 1, 1997, at 11:00 a.m., local time (the "Annual Meeting"), for the following purposes:

          1. To elect 16 directors to serve for a one-year term expiring at the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified (the "Director Election Proposal").

          2. To approve and adopt the Hollinger International Inc. 1997 Stock Incentive Plan (the "Incentive Plan Proposal").

          3. To transact such further and other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Director Election Proposal and the Incentive Plan Proposal (collectively, the "Proposals") each will be voted upon separately by the stockholders of the Company. Approval of the Director Election Proposal requires the approval of a plurality of the votes cast on the proposal in person or by proxy by the holders of the Class A Common Stock, par value $.01 per share ("Class A Common Stock"), Class B Common Stock, par value $.01 per share ("Class B Common Stock," and together with Class A Common Stock, "Common Stock"), and Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), of the Company voting together as a single class. Approval of the Incentive Plan Proposal requires the approval of a majority of the total votes cast on the proposal in person or by proxy by the holders of the Common Stock and Series B Preferred Stock voting together as a single class. Each share of Class A Common Stock is entitled to one vote per share, each share of Class B Common Stock is entitled to ten votes per share and each half share of Series B Preferred Stock is entitled to 4/5 of a vote per half share.

     The Board of Directors has fixed the close of business on March 20, 1997 (the "Record Date") as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders as of the Record Date will be available for inspection by stockholders at the Company's office located at 712 5th Avenue, New York, New York 10019 during ordinary business hours in the ten-day period prior to and including the Annual Meeting.

     As of the Record Date, Hollinger Inc. directly or indirectly owned all of the outstanding shares of Class B Common Stock and 33,610,754 shares of Class A Common Stock which represented 77.75% of the outstanding combined voting power of the Common Stock and Series B Preferred Stock. Therefore, Hollinger Inc. has sufficient voting power to approve the Proposals regardless of the vote of any other stockholders.

                                        By Order of the Board of Directors,

                                        KENNETH L. SEROTA
                                        Vice President-Law & Finance and
                                        Secretary
March 28, 1997

     If you are unable to attend the meeting in person, you are requested to mark, sign, date and return the enclosed proxy card in the enclosed, addressed, postage paid envelope provided for that purpose.

                       Hollinger International Inc. LOGO

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 1997

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hollinger International Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on May 1, 1997 (the "Annual Meeting") at 11:00 a.m., local time, in the St. Regis Roof, St. Regis Hotel, Two East 55th Street, New York, New York 10022. This Proxy Statement is being mailed on or about March 28, 1997. Proxies are being solicited from holders of record as of the close of business on March 20, 1997 (the "Record Date") of the outstanding shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), Class B Common Stock, par value $.01 per share ("Class B Common Stock," and together with Class A Common Stock, "Common Stock"), and Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), of the Company for use at the Annual Meeting and at any adjournments or postponements thereof.

     At the Annual Meeting, stockholders of the Company will be asked to vote upon the following proposals (the "Proposals"):

          1. To elect 16 directors to serve for a one-year term expiring at the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified (the "Director Election Proposal").

          2. To approve and adopt the Hollinger International Inc. 1997 Stock Incentive Plan (the "Incentive Plan Proposal").

          3. To transact such further and other business as may properly come before the meeting or any adjournments or postponements thereof.

     It is expected that the solicitation will be primarily by mail or telephone, but proxies may also be solicited personally by regular employees of the Company. The cost of such solicitation will be borne by the Company. The Company will not pay any compensation for the solicitation of proxies, but upon request will reimburse banks, brokers and other nominees for their reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their instructions.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
THE COMPANY...........................................................................    3
THE ANNUAL MEETING....................................................................    3
     General..........................................................................    3
     Record Date......................................................................    3
     Required Votes...................................................................    3
     Proxies..........................................................................    4
     Ownership by Hollinger Inc.......................................................    4
MARKET PRICES AND DIVIDEND POLICY.....................................................    5
PRINCIPAL STOCKHOLDERS................................................................    6
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................    8
     Relationship with Hollinger Inc..................................................    8
     Management Services and Business Opportunities...................................   12
     Other Transactions...............................................................   13
THE DIRECTOR ELECTION PROPOSAL........................................................   14
     Information Concerning Nominees as Directors.....................................   15
     Meetings and Committees..........................................................   17
     Directors' Compensation..........................................................   18
     Section 16(a) Beneficial Ownership Reporting Compliance..........................   18
     Executive Compensation...........................................................   19
THE INCENTIVE PLAN PROPOSAL...........................................................   24
INDEPENDENT AUDITORS..................................................................   27
STOCKHOLDER PROPOSALS.................................................................   27
OTHER MATTERS.........................................................................   27

ANNEX A. HOLLINGER INTERNATIONAL INC. 1997 STOCK INCENTIVE PLAN

                            *          *          *

     As used in this Proxy Statement, unless the context otherwise requires, (i) the "Company" refers to Hollinger International Inc. and its consolidated subsidiaries and affiliated companies; (ii) "Publishing" refers to Hollinger International Publishing Inc. and its consolidated subsidiaries and affiliated companies; (iii) "Chicago Sun-Times" refers to The Sun-Times Company and its consolidated subsidiaries; (iv) "Jerusalem Post" refers to the subsidiaries of the Company which publish The Jerusalem Post; (v) "The Telegraph" refers to Telegraph Group Limited (formerly The Telegraph plc) and its consolidated subsidiaries and affiliated companies; (vi) "DTH" refers to DT Holdings Limited;
(vii) "FDTH" refers to First DT Holdings Limited; (viii) "HTH" refers to Hollinger-Telegraph Holdings Inc.; (ix) "Hollinger Inc." refers to Hollinger Inc. and its consolidated subsidiaries; (x) "Southam" refers to Southam Inc. and its consolidated subsidiaries; and (xi) "Fairfax" refers to John Fairfax Holdings Limited and its consolidated subsidiaries.

                                  THE COMPANY

     The Company is a leading publisher of English-language newspapers in the United States, the United Kingdom, Canada and Israel. Included among the 137 paid daily newspapers which the Company owns or has an interest in are the Chicago Sun-Times and The Daily Telegraph. These 137 newspapers have a world-wide daily combined circulation of approximately 4,021,000. In addition, the Company owns or has an interest in 367 non-daily newspapers as well as magazines and other publications. The Company's strategy is to achieve growth through acquisitions and improvements in the cash flow and profitability of its newspapers, principally through cost reductions. Since the Company's formation in 1986, the existing senior management team has acquired 399 newspapers and related publications (net of dispositions) in the United States, The Telegraph in the United Kingdom and Jerusalem Post in Israel, and, together with Hollinger Inc., in Canada (including a majority interest in Southam). Recently, the Company substantially completed the sale of its 24.7% interest in Fairfax, a publicly held Australian newspaper publisher.

     The Company was incorporated in the State of Delaware on December 28, 1990 and has its executive offices at 401 North Wabash Avenue, Chicago, Illinois 60611, telephone number (312) 321-2299.

                               THE ANNUAL MEETING
GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Common Stock and Series B Preferred Stock of the Company for use at the Annual Meeting.

     At the Annual Meeting, stockholders of the Company will be asked to vote upon the following Proposals:

     1. DIRECTOR ELECTION PROPOSAL: To elect 16 directors to serve for a one-year term expiring at the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     2. INCENTIVE PLAN PROPOSAL: To approve and adopt the Hollinger International Inc. 1997 Stock Incentive Plan.

     3. OTHER BUSINESS: To transact such further and other business as may properly come before the meeting or any adjournments or postponements thereof.

Each of the Proposals will be voted upon separately by the stockholders of the Company.

RECORD DATE

     The Board of Directors of the Company has fixed the close of business on March 20, 1997 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of Common Stock and Series B Preferred Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, 69,565,754 shares of Class A Common Stock were outstanding and held by approximately 208 holders of record (and approximately 4,500 beneficial owners), 14,990,000 shares of Class B Common Stock were outstanding and held directly or indirectly by Hollinger Inc., and 10,350,000 shares of Series B Preferred Stock were outstanding and held by one holder of record (and approximately 2,700 beneficial owners). Each share of Class A Common Stock is entitled to one vote per share held of record on the Record Date, each share of Class B Common Stock is entitled to ten votes per share held of record on the Record Date and each one half share of Series B Preferred Stock is entitled to 4/5 of a vote per half share held of record on the Record Date (each one half share of Series B Preferred Stock underlies one of the Company's Preferred Redeemable Increased Dividend Equity Securities ("PRIDES") and is represented by a depositary share).

REQUIRED VOTES

     The Director Election Proposal and the Incentive Plan Proposal each will be voted upon separately by the stockholders of the Company. Approval of the Director Election Proposal requires the approval of a plurality of the votes cast on the proposal in person or by proxy by the holders of the Common Stock and Series B Preferred Stock voting together as a single class. Approval of the Incentive Plan Proposal requires the approval of a majority of the total votes cast on the proposal in person or by proxy by the holders of the Common Stock and Series B Preferred Stock voting together as a single class. Abstentions from voting will have the effect of a vote against the Proposals and broker non-votes will have no effect on the outcome of the Proposals.

     As of the Record Date, Hollinger Inc. has a majority equity ownership in interest in the Company, which consists of approximately 51.21% of the combined equity interest, and approximately 77.75% of the combined voting power, of the outstanding Common Stock and Series B Preferred Stock. Hollinger Inc. has sufficient voting power to approve the Proposals regardless of the vote of any other stockholders. Hollinger Inc. has indicated that it will vote in favor of the Proposals.

PROXIES

     Stockholders of record on the Record Date are entitled to cast their votes, in person or by properly executed proxy, at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the voting power attributable to the outstanding shares of Common Stock and Series B Preferred Stock is necessary to constitute a quorum at the Annual Meeting.

     All shares represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR approval of the Proposals. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

     If a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with a vote of the stockholders. If the Company proposes to adjourn or postpone the Annual Meeting, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment or postponement.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be sent to: Hollinger International Inc., 401 North Wabash Avenue, Chicago, Illinois 60611, Attention: Secretary.

     Proxies are being solicited by and on behalf of the Board of Directors of the Company. All expenses of this solicitation, including the cost of mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

OWNERSHIP BY HOLLINGER INC.

     Hollinger Inc. directly and indirectly owns 51.21% of the combined equity interest, and 77.75% of the combined voting powers of the outstanding Class A Common Stock, Class B Common Stock and Series B Preferred Stock of the Company (without giving effect to the future issuance of Class A Common Stock in connection with the PRIDES or the Series A Convertible Redeemable Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), of the Company). As a result, Hollinger Inc. will continue to be able to control the outcome of any election of directors and to direct management policy, strategic direction and financial decisions of the Company and its subsidiaries. Hollinger Inc. owns all of the outstanding Series A Preferred Stock, which is convertible at any time into shares of Class A Common Stock at the initial conversion price of the Canadian dollar equivalent of $14 per share. Based on the initial conversion price, 5,614,311 shares of Class A Common Stock would have been issuable as of March 20, 1997.

     Hollinger Inc. is effectively controlled by The Hon. Conrad M. Black, Chairman of the Board and Chief Executive Officer of Hollinger Inc. and the Company, through his direct and indirect ownership and control of Hollinger Inc.'s securities. Mr. Black has advised the Company that Hollinger Inc. does not presently intend to reduce its voting power in the Company's outstanding Common Stock to less than 50%. Furthermore, Mr. Black has advised the Company that he does not presently intend to reduce his voting control over Hollinger Inc. such that a third party would be able to exercise effective control over it.

                       MARKET PRICES AND DIVIDEND POLICY

     The Class A Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "HLR." At March 20, 1997, there were 69,565,754 shares of Class A Common Stock outstanding and held by approximately 208 holders of record and approximately 4,500 beneficial owners. The Class A Common Stock traded on the Nasdaq Stock Market from the Company's initial public offering on May 11, 1994 through January 15, 1996. The Class B Common Stock of the Company is not publicly traded and the 14,900,000 shares of Class B Common Stock outstanding are held directly and indirectly by Hollinger Inc.

     The following table sets forth for the periods indicated the high and low sales prices for the Class A Common Stock, as reported by the Nasdaq Stock Market for the period from January 1, 1995 through January 15, 1996, and by the New York Stock Exchange Composite Transactions Tape for the period since January 16, 1996, and the cash dividends declared per share on the Common Stock.

                                                                PRICE RANGE        CASH DIVIDENDS
                                                             ------------------       DECLARED
                     CALENDAR PERIOD                          HIGH        LOW        PER SHARE
----------------------------------------------------------   -------    -------    --------------
1995
First Quarter.............................................   $12.750    $ 9.250        $0.025
Second Quarter............................................    10.750      9.250         0.025
Third Quarter.............................................    13.000      9.750         0.025
Fourth Quarter............................................    13.000      9.750         0.025
1996
First Quarter.............................................   $12.375    $ 9.250        $0.100
Second Quarter............................................    13.875     10.625         0.100
Third Quarter.............................................    12.625      9.125         0.100
Fourth Quarter............................................    13.000     10.000         0.100
1997
First Quarter (through March 21, 1997)....................   $12.125    $ 8.875        $0.100

     Each share of Common Stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company. Since the third quarter of 1994 the Company has paid a quarterly dividend of $0.025 per share of Common Stock. The quarterly dividend was increased to $0.10 per share of Common Stock in the first quarter of 1996.

     As an international holding company, the Company's ability to declare and pay dividends in the future with respect to its Common Stock will be dependent, among other factors, upon its results of operations, financial condition and cash requirements, the ability of its United States and foreign subsidiaries (principally The Telegraph) to pay dividends and make other payments to the Company under applicable law and subject to restrictions contained in existing and future loan agreements, the prior payment of dividends to holders of PRIDES and Series A Preferred Stock and other financing obligations to third parties relating to such United States or foreign subsidiaries of the Company, as well as foreign and United States tax liabilities with respect to dividends and other payments from those entities.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 20, 1997, certain information regarding those persons or entities known to hold more than 5% of the outstanding shares of Class A Common Stock, Class B Common Stock and Series B Preferred Stock of the Company and ownership of Class A Common Stock, Class B Common Stock and Series B Preferred Stock by the named executive officers of the Company, the directors of the Company, nominees for directors of the Company and all directors and executive officers of the Company as a group.

                                                         CLASS AND
                                                      NUMBER OF SHARES                 PERCENT
           NAME AND ADDRESS                      BENEFICIALLY OWNED (1)(2)           OF CLASS (3)
---------------------------------------   ----------------------------------------   ------------
FMR Corp...............................         9,377,231 Class A Common (4)             13.05%
82 Devonshire Street
Boston, MA 02109
Metropolitan Life Insurance Company....         4,443,258 Class A Common (4)              6.20%
One Madison Avenue
New York, NY 10010
State Street Research & Management
  Company..............................         4,443,258 Class A Common (4)              6.20%
One Financial Center, 30th Floor
Boston, MA 02111-2690
Hollinger Inc. and affiliates..........        54,215,065 Class A Common (5)             60.13%
10 Toronto Street                              14,990,000 Class B Common (5)             100.0%
Toronto, Ontario
M5C 2B7 Canada
The Hon. Conrad M. Black, P.C., O.C....   54,254,665 Class A Common (1), (5), (6)        60.15%
                                             14,990,000 Class B Common (5), (6)          100.0%
Dwayne O. Andreas......................                    -- (7)                           --
Barbara Amiel Black....................      54,254,665 Class A Common (1), (8)          60.15%
                                               14,990,000 Class B Common (8)             100.0%
John A. Boultbee.......................           9,000 Class A Common (1)                   *
Richard R. Burt........................                      --                             --
Raymond G. Chambers....................                      --                             --
Daniel W. Colson.......................                      --                             --
J. David Dodd..........................          23,500 Class A Common (1)                   *
Dr. Henry A. Kissinger.................                      --                             --
Marie-Josee Kravis, O.C................                      --                             --
Shmuel Meitar..........................                      --                             --
Richard N. Perle.......................          10,700 Class A Common (9)                   *
F. David Radler........................       39,600 Class A Common (1), (10)                *
Robert S. Strauss......................          10,000 Class A Common (11)                  *
A. Alfred Taubman......................                      --                             --
James R. Thompson......................              500 Class A Common                      *
Lord Weidenfeld........................                      --                             --
Leslie H. Wexner.......................                      --                             --
All Directors and Executive Officers as
  a group (21 persons).................        54,361,715 Class A Common (12)            60.22%

---------

 (1) Includes shares subject to presently exercisable options or options exercisable within 60 days of March 20, 1997 held by all executive officers of the Company under the Company's 1994 Stock Option Plan (as defined) as follows: Mr. Black, 30,000 shares; Mr. Radler, 30,000 shares; Mr. Boultbee, 9,000 shares; Mr. Dodd, 22,500 shares; Mr. Healy, 10,000 shares; and Mr. Serota, 3,750 shares.

 (2) The directors and executive officers of the Company as a group (21 persons) were the beneficial owners of 54,361,715 shares of Class A Common Stock (which includes presently exercisable options to purchase 105,250 shares of Class A Common Stock, 14,990,000 shares of Class B Common Stock which are convertible into an equal number of shares of Class A Common Stock, and 5,614,311 shares of Class A Common Stock into which 739,500 shares of Series A Preferred Stock are convertible as of March 20, 1997) or approximately 60.22% of the outstanding Class A Common Stock, 14,990,000 shares of Class B Common Stock or 100% of the outstanding Class B Common Stock, as of March 20, 1997.

 (3) An asterisk (*) indicates less than one percent of a class of stock.

 (4) The information concerning the beneficial ownership of FMR Corp., Metropolitan Life Insurance Company, and State Street Research & Management Company has been obtained from the Schedules 13G filed with the Commission by such persons on February 11, 1997, February 13, 1997 and February 14, 1997, respectively. Included in the number of shares of Class A Common Stock reported by FMR Corp. and Metropolitan Life Insurance Company are 2,642,513 and 2,102,058 shares, respectively, of Class A Common Stock issuable upon the conversion of PRIDES and the underlying Series B Preferred Stock into Class A Common Stock. Such information has not been independently verified by the Company.

 (5) Includes 14,990,000 shares of Class B Common Stock which are convertible into an equal number of shares of Class A Common Stock and 5,614,311 shares of Class A Common Stock (based upon an assumed March 20, 1997 conversion) into which 739,500 shares of Series A Preferred Stock are convertible at any time at the Canadian dollar equivalent of $14.00 per share. The Ravelston Corporation Limited ("Ravelston"), 10 Toronto Street, Toronto, Ontario, Canada M5C 2B7, effectively controls Hollinger Inc. through its direct or indirect control or direction (including through its subsidiary Argus Corporation Limited ("Argus") over 46.6% of the outstanding common shares of Hollinger Inc. Mr. Black effectively controls Ravelston through his direct or indirect control or direction over 65.3% of the common shares of Ravelston. Certain executive officers of the Company, including Messrs. Black, Radler and Boultbee are employees of Ravelston. Mr. Black also beneficially owns 39,600 shares (which includes options to purchase 30,000 shares) of Class A Common Stock of the Company, as described in notes (1) and (6). As of March 20, 1997, there were 56,546,793 outstanding common shares of Hollinger Inc. Certain of the executive officers and directors of the Company, including Messrs. Black, Radler, Andreas, Boultbee, Colson, Dodd and Taubman and Mrs. Black also own, directly or indirectly, equity securities of Hollinger Inc. or own or have the right to acquire equity securities of Hollinger Inc. through Hollinger Inc.'s Executive Share Option Plan and Executive Share Purchase Plan. As of March 20, 1997, all executive officers and directors of the Company (including Ravelston, Argus and certain other entities controlled by Mr. Black) beneficially held an aggregate of 28,554,384 common shares of Hollinger Inc., or approximately 50.33% of the outstanding common shares. In addition, such persons held (i) 1,203,300 shares of various series of convertible preference stock of Hollinger Inc. which, subject to the vesting of conversion rights, may be converted into an equivalent number of common shares of Hollinger Inc.;
     (ii) 1,507,000 options which, subject to certain vesting requirements, may be exercised to purchase an equivalent number of common shares of Hollinger Inc.; (iii) 7,965,700 common share purchase warrants held by Ravelston that may be immediately exercised to acquire an equivalent number of common shares of Hollinger Inc.; and (iv) 40 shares of Floating Rate Cumulative Redeemable Convertible Preferred Shares, Series G of Hollinger Inc. held by an indirect subsidiary of Ravelston (with respect to which the conversion rights have been waived for so long as such shares are so held). Mr. Taubman indirectly owns 30,000 shares of Hollinger Inc. through the A. Alfred Taubman Restated Revocable Trust. Mr. Andreas is the Chairman and Chief Executive Officer of Archer-Daniels-Midland Co. which owns all of the 1,000,000 shares of Floating Rate Cumulative Redeemable

     Convertible Perpetual Preferred Shares, Series B issued by Hollinger Inc., which are convertible into 3,410,640 common shares of Hollinger Inc. Mr. Andreas disclaims beneficial ownership of such securities. Assuming the conversion of all such preference stock and the exercise of all options and common share purchase warrants held by such persons, all executive officers and directors of the Company would hold 58.1% of the then outstanding shares of Hollinger Inc.

 (6) Includes 9,600 shares of Class A Common Stock which are held by Conrad Black Capital Corporation and as to which Mr. Black may be deemed to have indirect beneficial ownership. Also includes 14,990,000 shares of Class B Common Stock and 5,614,311 shares of Class A Common Stock into which 739,500 shares of Series A Preferred Stock are convertible, all of which are held by Hollinger Inc. and as to which Mr. Black may be deemed to have indirect beneficial ownership.

 (7) Mr. Andreas is the Chairman and Chief Executive Officer of
     Archer-Daniels-Midland Co., which owns 730,000 shares of Class A Common Stock. Mr. Andreas disclaims beneficial ownership of such securities.

 (8) Mrs. Black may be deemed to have beneficial ownership of the shares of Class A Common Stock and Class B Common Stock held by Hollinger Inc., Conrad Black Capital Corporation and Mr. Black. Mrs. Black disclaims beneficial ownership of such securities. See Notes (5) and (6) above.

 (9) Includes 5,000 shares of Class A Common Stock held by Mr. Perle's wife and 1,600 shares of Class A Common Stock held by the Perle Defined Pension Plan and as to which Mr. Perle may be deemed to have indirect beneficial ownership.

(10) Includes 9,000 shares of Class A Common Stock held by F. D. Radler Ltd., 200 shares of Class A Common Stock held by Mr. Radler's wife, 200 shares of Class A Common Stock held by one daughter, and 200 shares of Class A Common Stock held by another daughter, and as to which Mr. Radler may be deemed to have indirect beneficial ownership. Mr. Radler disclaims beneficial ownership of the Class A Common Stock held by his wife and daughters.

(11) Includes 10,000 shares of Class A Common Stock held by Robert and Helen Strauss Family Partnership.

(12) See notes (1) through (11).

     Prior to its initial public offering in May 1994, the Company had been a wholly owned subsidiary of Hollinger Inc. Hollinger Inc. presently has the exclusive right to vote shares constituting approximately 77.75% of the total voting power of the Common Stock and Series B Preferred Stock (without giving effect to the future issuance of Class A Common Stock in connection with the PRIDES or the Series A Preferred Stock) and the ability to elect the entire Board of Directors. Four of the nominees (Messrs. Black, Colson and Radler and Mrs. Black) for election to the Board of Directors of the Company are officers or directors of Hollinger Inc.

     Hollinger Inc. pledged all shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock owned by it to Canadian chartered banks as collateral for outstanding indebtedness of Hollinger Inc. A default under such indebtedness could result in a change of control of the Company. In connection with the pledge, Hollinger Inc. entered into registration rights agreements with such banks pursuant to which Hollinger Inc. caused the Company to file a shelf registration statement with respect to the pledged shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock at the request of the banks.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH HOLLINGER INC.

     AGREEMENTS RELATED TO THE 1995 REORGANIZATION. In connection with the October 1995 reorganization of the Company's and Hollinger Inc.'s international newspaper operations (the "1995 Reorganization"), Hollinger Inc. and the Company entered into several contractual arrangements. Under the Share Exchange Agreement, dated as of July 19, 1995, between Hollinger, Inc. and the Company (the "Share Exchange Agreement"), Hollinger Inc. has agreed that, for a period of two years following the closing of the Share Exchange Agreement, it will consult with an Independent Committee (as defined in the agreement) of the

Company's Board of Directors with respect to any proposed sale or disposition of any shares of Series A Preferred Stock or any public offer or sale of Class A Common Stock, so as not to interfere with any planned capital market activities of the Company. Hollinger Inc. has also agreed not to propose or undertake a Going Private Transaction (as defined in the agreement) concerning the Company during such period unless approved by a majority of disinterested members of the Independent Committee. Hollinger Inc. has also agreed that so long as any shares of Series A Preferred Stock are held by Hollinger Inc. or any of its affiliates, the Company may not reduce the conversion price of such shares, redeem any shares or amend or modify the terms thereof, unless such action is approved by a majority of the disinterested members of such independent committee.

     In connection with the 1995 Reorganization, FDTH purchased from Hollinger Inc., pursuant to the HTH/FDTH Share Exchange Agreement (the "HTH/FDTH Share Exchange Agreement"), an indirect interest in Southam (the "Hollinger Southam Interest"), consisting of Hollinger Inc.'s one-half interest in HTH (a subsidiary then owned one-half by Hollinger Inc. and one-half by The Telegraph) (the "HTH Shares") and its direct 0.3% interest in Southam. The HTH Shares were pledged by Hollinger Inc. in connection with certain debentures (the "Southam-Linked Debentures"). As partial consideration in the 1995 Reorganization, Hollinger Inc. received 739,500 shares of the Company's Series A Preferred Stock. Hollinger Inc. agreed that its redemption rights under Series A Preferred Stock were subject to its delivery to FDTH of legal title to the HTH Shares or the underlying Southam common shares free of all liens, pledges, charges and encumbrances, subject to certain exceptions. Hollinger Inc. also agreed that in the event it does not comply with its obligation to deliver clear title to all of the HTH Shares to FDTH prior to April 1, 1999 or upon earlier demand, it will be obligated to pay to FDTH an amount equal to the greater of the initial purchase price for the Hollinger Southam Interest or the fair market value thereof calculated by reference to the then market value of the underlying Southam common shares. The HTH/FDTH Share Exchange Agreement was amended on March 18, 1997 in connection with an internal reorganization of the Company's Southam interests. See "Reorganization of the Company's Southam Interests" below.

     The Share Exchange Agreement included a covenant by Hollinger Inc. that it will exercise its redemption rights as a holder of shares of Series A Preferred Stock only with respect to a number of shares proportionate to the number of HTH Shares or the underlying Southam common shares that at the time of such exercise have been delivered to FDTH free and clear of encumbrances as provided in the Share Exchange Agreement, and that Hollinger Inc. will cause any transferee of shares of Series A Preferred Stock to agree to be bound by the same covenant. The Company also agreed that so long as any of the HTH Shares are subject to the pledge under the Southam-Linked Debentures, the Company will use its reasonable commercial efforts not to take any action, without the consent of Hollinger Inc., which itself would constitute an event of default by Hollinger Inc. under the indenture relating to such debentures. The Company substituted a direct pledge of Southam common shares owned by the Company representing approximately 8% of Southam's outstanding common shares for the pledge of 50% of the HTH Shares. See "Reorganization of the Company's Southam Interests" below.

     REORGANIZATION OF THE COMPANY'S SOUTHAM INTERESTS. The Company and Hollinger Inc. now directly own a combined 50.7% interest in Southam through Hollinger Canadian Publishing Holdings Inc., a New Brunswick holding company resulting from the amalgamation of Hollinger Eastern Publishing Inc. with another indirect subsidiary of the Company ("Hollinger Canadian Publishing"). Effective March 18, 1997, the Company completed an internal reorganization of its interests in Southam which previously had been held as follows: (i) 18.5% through HTH, a Canadian corporation which is jointly owned by two wholly subsidiaries of the Company, and 0.6% through such subsidiaries; (ii) 21.2% acquired from the Power Corporation of Canada held through Hollinger Canadian Publishing; and (iii) 10.4% through a wholly owned subsidiary of FDTH as a result of the Southam share acquisition in December 1996. The Company's majority interest in Southam is held by Hollinger Canadian Publishing in which Publishing and Hollinger Inc. own, directly or indirectly, the following interests: (i) Publishing and its subsidiaries own 100% of the non-voting equity shares and non-voting preference shares and (ii) each of Publishing and Hollinger Inc. (through its wholly-owned subsidiary) own 50% of the voting preference shares which have only nominal equity value. In addition, the Company retains an indirect non-voting minority interest in common stock of an intermediate holding company owning Hollinger Canadian Publishing. It is anticipated that Hollinger Inc. will pledge its interest in

Hollinger Canadian Publishing as collateral for bank financing arrangements of the Company and its subsidiaries.

     In connection with this internal reorganization, the Company substituted a direct pledge of Southam common shares owned by the Company representing approximately 8% of Southam's outstanding common shares for the current pledge of 50% of the HTH Shares under the Southam-Linked Debentures. HTH owns an 18.5% interest in Southam. Upon such substitution, the HTH Shares became free and clear of the pledge under the Southam-Linked Debentures. As a result, the Company's interest in Southam which is directly or indirectly subject to pledge under the Southam-Linked Debentures has been reduced from 18.5% to approximately 8%.

     As the holder of the Company's Series A Preferred Stock, Hollinger Inc.'s redemption rights were linked to the number of shares of HTH or Southam that at the time of exercise are free and clear of encumbrances. The Share Exchange Agreement entered into in connection with the 1995 Reorganization contained a covenant by Hollinger Inc. limiting the exercise of its redemption rights as the holder of the Series A Preferred Stock. The Share Exchange Agreement has been modified to reflect the substitution of the Southam common shares for the HTH Shares as collateral for the Southam-Linked Debentures. Hollinger Inc. is now contractually entitled to exercise its redemption rights under the Series A Preferred Stock proportionate to the number of such Southam common shares that became free of the pledge under the Southam-Linked Debentures. The Series A Preferred Stock has an aggregate redemption price of $79.2 million, of which up to approximately $45.0 million may be subject to redemption by Hollinger Inc. The Company expects that shares of the Series A Preferred Stock will be redeemed, to the fullest extent permissible, during 1997.

     REORGANIZATION OF CANADIAN NEWSPAPER INTERESTS. On January 7, 1997, the Boards of Directors of the Company and Hollinger Inc. announced that they had reached an agreement in principle for the transfer by Hollinger Inc. of certain of its owned Canadian publishing interests directly or indirectly to Hollinger Canadian Publishing (the "Hollinger Inc. Transaction"), including (i) certain newspaper assets located mainly in Ontario; (ii) certain newspaper assets located mainly in Saskatchewan; (iii) certain newspaper assets located mainly in British Columbia; and (iv) UniMedia, Inc., for an aggregate consideration of approximately $382.0 million (Cdn.$523.0 million), subject to working capital adjustments and currency exchange adjustments. The purchase price, all of which will be payable to Hollinger Inc., is proposed to be satisfied in cash in the amount of $250.0 million, and by the issuance of preferred stock of the Company, which upon approval of the stockholders, will be convertible into (i) a new series of mandatorily convertible preferred stock of the Company similar to the PRIDES issued by the Company in August 1996 having a face value of approximately $90.0 million, and (ii) shares of Class A Common Stock of the Company having a nominal agreed value of approximately $42.0 million.

     The Hollinger Inc. Transaction will not be completed until various terms and conditions have been satisfied, including obtaining regulatory approvals. The transaction is expected to be consummated in April 1997 and, when consummated, will be accounted for on an "as if pooling of interests" basis. The issuance of the mandatorily convertible preferred stock and Class A Common Stock, in substitution for non-voting, non-convertible preferred stock to be issued initially to Hollinger Inc., is subject to stockholder approval. The holders of the Company's Class A and Class B Common Stock and Series B Preferred Stock will be entitled to vote as a single class at a meeting of the Company's stockholders to be held as soon as practicable. Accordingly, Hollinger Inc. will have sufficient voting power to approve the issuance of such securities.

     DTH AND FDTH PREFERENCE SHARES. The Company's English subsidiaries, DTH and FDTH, have outstanding in preference shares held by persons other than the Company and its affiliates with an aggregate redemption amount of $124.2 million (as of December 31, 1996) and which require the payment of quarterly dividends with a current effective dividend cost of 6.5% per annum (after giving effect to certain interest rate and currency exchange agreements). In addition, DTH owns all 165,000,000 non-cumulative redeemable preference shares of L1 per share issued by FDTH and 23,801,420 non-cumulative redeemable preference shares of Cdn.$1 per share issued by FDTH which were transferred by Hollinger Inc. to DTH in July 1995.

     The DTH preference shares are redeemable at the option of the holder at any time on four days notice at a redemption price discounted in accordance with an agreed formula, and the FDTH preference shares and the DTH preference shares are redeemable by the issuer or the holders on the fifth anniversary of their issuance (May or June 1997, respectively), each five-year anniversary thereafter and at other prescribed times and in prescribed circumstances, including where the consolidated debt of Hollinger Inc. is more than two times its consolidated equity. This debt to equity ratio is affected by, among other things, Hollinger Inc.'s consolidated results of operations, as well as changes in the levels of consolidated debt of Hollinger Inc. and its subsidiaries, including the Company. The Company has been informed by Hollinger Inc. that Hollinger Inc. is in compliance with the debt to equity ratio as of December 31, 1996. Hollinger Inc. has indemnified the holders of the DTH and FDTH preference shares and agreed to purchase these preference shares if DTH or FDTH fails to pay the full amount of dividends or redemption prices on such shares and in certain other events. Under an agreement entered into at the time of the 1995 Reorganization, the Company has agreed to compensate Hollinger Inc. for any payments made by Hollinger Inc. to holders of the DTH and FDTH preference shares and to purchase any DTH and FDTH preference shares which Hollinger Inc. is required to purchase in accordance with the terms thereof. The timing of any such payments by the Company to Hollinger Inc. will be determined by Hollinger Inc. Such indemnity agreement will terminate at this time of the redemption of the DTH and FDTH preference shares.

     In connection with the 1995 Reorganization, on December 29, 1995, DTH transferred all outstanding FDTH preference shares which it then held (with an aggregate redemption amount of Cdn.$140 million ($102.8 million)) to a wholly owned English subsidiary ("Argsub") of Argus, in exchange for newly issued preference shares (with an aggregate redemption amount of Cdn.$140 million ($102.8 million)) of such English subsidiary. On September 30, 1996, FDTH issued 600 Cumulative Redeemable Fourth Preference Shares, Series 1996 to Argsub, in exchange for newly issued preference shares of Argsub. The preference shares so issued to Argsub and the preference shares issued by Argsub to FDTH have an aggregate redemption amount of $300.0 million. After giving effect to such transaction, Argsub holds FDTH preference shares having an aggregate redemption amount of $402.2 million and, in turn, FDTH and DTH hold in the aggregate preference shares of Argsub having a redemption amount of $402.2 million. Each series of preference shares of Argsub has terms substantially identical to the series of FDTH preference shares in exchange for which it was issued or acquired by Argsub. Argus owns directly and indirectly approximately 31% of the common shares of Hollinger Inc.

     The Company plans to redeem the DTH and FDTH preference shares held by parties other than Argsub at their respective redemption dates in May and June 1997. The Company has entered into an arrangement with a Canadian bank and has deposited approximately $116 million to provide for such redemption. In connection with the redemption of such preference shares, the FDTH preference shares issued to Argsub and the Argsub preference shares issued to DTH and FDTH will be redeemed, retracted, transferred to DTH or otherwise cancelled.

     In connection with the 1995 Reorganization, the Company entered into interest rate and currency exchange arrangements with Hollinger Inc. for the period ending June 30, 1997 (the "Supplemental Swap Arrangements"), that are intended to permit the Company to receive benefits that correspond to those obtained by Hollinger Inc. under its interest rate and currency exchange arrangements dated as of June 11, 1992 (the "Original Swap Arrangements") with a Canadian chartered bank. The Original Swap Arrangements were intended to effectively convert substantially all of the DTH preference share dividends to United States dollar obligations payable at a variable rate derived from LIBOR for the period ending June 30, 1997, and to convert Cdn.$60 million of the capital amount of Series 1 of the DTH preference shares to United States $50.3 million payable June 30, 1997. Under the terms of the DTH preference shares, all amounts on Series 1 of the DTH preference shares are payable in Canadian dollars, with dividends at a fixed rate of .748%, while all amounts on Series 2 of the DTH preference shares are payable in United States dollars, with dividends at a fixed rate of 6.829% (subject in either case to potential increases in the dividend rate to adjust for reductions in income tax credits or any additional income tax liabilities affecting holders of preference shares). The Company has agreed to make variable rate interest payments and a currency payment to Hollinger Inc. that correspond to Hollinger Inc.'s obligations to the Canadian chartered bank under the Original Swap Arrangements, and Hollinger Inc. has agreed to pay fixed rate interest payments and a currency payment to the Company that correspond to the bank's obligations to it under the Original Swap Arrangements. These arrangements, after giving effect to certain tax indemnities to holders of DTH preference shares which would have raised the dividend cost, permitted the Company to lower the effective dividend cost for financial reporting purposes to 5.6% for Series 1 of the DTH preference shares and to 7% for Series 2 of the DTH preference shares using December 31, 1994 rates.

     OTHER ARRANGEMENTS. Hollinger Inc. has guaranteed the senior secured notes issued by American Publishing (1991) Inc., a subsidiary of the Company. The amount of Hollinger Inc.'s guarantee varies and is limited pursuant to a formula, which at December 31, 1996 was zero. The Company was indebted to Hollinger Inc. in the amount of $63,000 at December 31, 1996.

     Additional or modified arrangements and transactions may be entered into in the future by the Company and Hollinger Inc. and their respective subsidiaries. Any such future arrangements and transactions will be determined through negotiation between the Company and Hollinger Inc. and it is possible that conflicts of interest will be involved. In general, the Audit Committee of the Board of Directors of the Company is responsible for recommending to the Board of Directors policies and procedures for dealing with conflicts of interest and reviews any such arrangements and transactions.

MANAGEMENT SERVICES AND BUSINESS OPPORTUNITIES

     Concurrently with the consummation of the Company's initial public offering, the Company and Hollinger Inc. entered into agreements for the purpose of defining their ongoing relationships, including a Services Agreement, to which Publishing later became a party, and a Business Opportunities Agreement. These agreements, which remain in effect, were developed in the context of a parent-subsidiary relationship and, therefore, were not the result of arms-length negotiations between independent parties. The agreements were subsequently amended, with the approval of the Audit Committee, in connection with the 1995 Reorganization and on February 7, 1996 in connection with the Company's equity and debt offerings (as so amended, the "Services Agreement" and the "Business Opportunities Agreement").

     MANAGEMENT SERVICES. Historically, Hollinger Inc. provided various management and administrative services to the Company and continued such relationship pursuant to the Services Agreement. Although the primary purpose of the agreement relates to the provision of services by Hollinger Inc. to the Company, the agreement also contemplates that the Company may provide services to Hollinger Inc. The services to be provided pursuant to the Services Agreement include, among other things, strategic advice and planning and financial services (including advice and assistance with respect to acquisitions); assistance in operational matters; participation in group insurance programs; and guarantees of indebtedness of the Company or other forms of credit enhancements. The party receiving the services has agreed to reimburse the party rendering the services for its allocable costs in providing those services, as determined by the provider thereof or, in the case of a guarantee, for an amount equal to the cost to the Company of obtaining a bank letter of credit in the amount of such guarantee. The party allocating its costs will consider the salaries or other compensation payable to directors, officers and employees actually providing services, out-of-pocket costs, the cost of obtaining substantially equivalent services from a third party and other factors as may be deemed appropriate. The Services Agreement will remain in effect for so long as Hollinger Inc. holds at least 50% of the voting power of the Company, subject to termination by either party under certain specified circumstances.

     The services agreement between The Telegraph and Hollinger Inc. (the "Hollinger-Telegraph Services Agreement") sets forth the basis on which Hollinger Inc. and The Telegraph may provide services to each other. So long as Mr. Black remains Chairman of the Board of The Telegraph, The Telegraph will bear 66.7% of the cost of Mr. Black's office at Hollinger Inc., or such other proportion as may be agreed from time to time by the Audit Committee of The Telegraph and senior management of Hollinger Inc. Other services are provided at cost and typically include the arrangement of insurance, assistance in the arrangement of financing required by The Telegraph and assistance and advice on acquisitions, disposals and joint venture arrangements. The amount of the charges in respect of these other services is submitted to the Audit Committee of The Telegraph for approval. Hollinger Inc. has assigned its rights and obligations under the Hollinger-Telegraph Services Agreement to the Company, which assignment was approved by the Audit Committee of The Telegraph.

     Pursuant to the Services Agreement, the Company has paid Hollinger Inc. and affiliates (including Messrs. Black, Radler, Boultbee, Colson, and Creasey and Mrs. Black who are officers and/or directors of both Hollinger Inc. and of the Company and who do not receive compensation in their capacities as executive officers of the Company directly from the Company) for an allocated portion of Hollinger Inc.'s costs relating to such services in the aggregate amounts of $4,113,300 in 1995 and $8,485,186 (including payments under the Hollinger-Telegraph Services Agreement) in 1996.

     BUSINESS OPPORTUNITIES. The Business Opportunities Agreement provides that the Company is Hollinger Inc.'s principal vehicle for engaging in and effecting acquisitions in the newspaper business and in related media business in the United States, Israel, and, through The Telegraph, the United Kingdom, the rest of the European Community, Australia and New Zealand (the "Telegraph Territory"). Hollinger Inc. has reserved to itself the ability to pursue all media (including newspaper) acquisition opportunities outside the United States, Israel and the Telegraph Territory and all media acquisition opportunities unrelated to the newspaper business in the United States, Israel and the Telegraph Territory. As newspaper acquisition opportunities arise in the United States, Israel and the Telegraph Territory, the Company has the right to pursue such opportunities directly or through The Telegraph. If Hollinger Inc. acquires a newspaper business in the United States or Israel, Hollinger Inc. will be obligated to offer such business for sale to the Company on terms no less favorable to the Company than those obtained by Hollinger Inc. Hollinger Inc. is prohibited from acquiring newspapers or media businesses in the Telegraph Territory under a co-operation agreement with The Telegraph (the "Co-operation Agreement"). As newspaper or media acquisitions arise in Canada, Hollinger Inc. has the right to pursue such opportunities, except that the Company is permitted to increase its investment in Southam. Likewise, if the Company acquires a newspaper business in Canada (other than an increase in its indirect investment in Southam), the Company will be obligated to offer such business for sale to Hollinger Inc. on terms no less favorable to Hollinger Inc. than those obtained by the Company. Hollinger Inc. expects to continue to acquire newspapers in Canada, as the Company is not permitted to increase its presence in Canada except through an increase in its ownership interest in Southam, and to explore the acquisition of media businesses elsewhere in the world subject to the provisions of the Business Opportunities Agreement and the Co-operation Agreement with The Telegraph. A waiver under the Business Opportunities Agreement will be obtained with respect to the Hollinger Inc. Transaction. Any decision by the Company with respect to a particular acquisition shall be subject to the review and approval of the Audit Committee. In addition, the Business Opportunities Agreement does not restrict newspaper companies in which Hollinger Inc. has a minority investment from acquiring newspaper or media businesses in the United States or Israel, nor does it restrict subsidiaries of Hollinger Inc. from acquiring up to 20% interests in publicly-held newspaper businesses in the United States. For the purposes of the Business Opportunities Agreement, "newspaper business" means the business of publishing and distributing newspapers, magazines and other paid or free publications having national, regional, local or targeted markets, including publications having limited or no news or editorial content such as shoppers or other total market coverage publications and similar publications. "Media business" means the business of broadcasting radio, television, cable and satellite programs (including national, regional or local radio, television, cable and satellite programs). The Business Opportunities Agreement will remain in effect so long as Hollinger Inc. holds at least 50% of the voting power of the Company, subject to termination by either party under certain specified circumstances.

     The Company and Hollinger Inc. also have acknowledged that, pursuant to the Co-operation Agreement, Hollinger Inc. has undertaken to restrict its activities in respect of the newspaper business and the media business (defined to include radio, television, cable and satellite programs) in the Telegraph Territory. So long as Hollinger Inc. has beneficial ownership of 50% or more of the voting power of the Company's outstanding securities, the Company and Hollinger Inc. have agreed that neither shall, without the other's prior written consent, violate the provisions of the Co-operation Agreement. In addition, Hollinger Inc. has agreed not to amend or modify the Co-operation Agreement and will not waive any benefit or right hereunder without the prior written consent of the Company. Hollinger Inc. is prohibited from directly acquiring beneficial ownership of any voting securities of The Telegraph.

OTHER TRANSACTIONS

     On March 15, 1996, the Company sold three paid dailies, three non-dailies and five total market coverage papers to a group controlled by Larry J. Perrotto, former Chief Executive Officer of the Company, for approximately $5.1 million plus assumption of certain liabilities. The transaction was unanimously approved by the independent Directors of the Company as a market value transaction.

     In order to facilitate the rendering of management and advisory services by Messrs. Black and Radler, and to enhance the business interests of the Company with the financial community, the newspaper industry and otherwise, a subsidiary of the Company purchased apartments in New York and Chicago in 1994 for the use of Messrs. Black and Radler, respectively, on a rent-free basis while they are in the United States. The cost to the Company of building out and maintaining the apartments for Messrs. Black and Radler was $68,970 and $50,967, respectively, during 1996. The incremental cost to the Company of these apartments was zero in 1996. The Company has granted an option to Mr. Black to acquire at any time the Company's beneficial interest in the New York apartment at its then fair market value. The Company's subsidiary has agreed to sell the apartment upon exercise of the option by Mr. Black or by a third party in the event of Mr. Black's termination as both an officer and a director of the Corporation, his death or permanent disability or upon notice by Mr. Black.

     The Company leases its office in New York from 712 5th Avenue Associates, L.P., a limited partnership in which Mr. Taubman, a Director of the Company, may be deemed to have an indirect interest. The payments under such lease aggregated approximately $116,470 in 1996.

                         THE DIRECTOR ELECTION PROPOSAL

     The Board of Directors is elected annually and may consist of such number of directors as the Board of Directors may by resolution from time to time determine. Any newly created directorship or vacancy may be filled by a majority of the remaining members of the Board of Directors then in office. The occurrence of a vacancy which is not filled within 90 days of the vacancy will constitute a determination by the Board of Directors that the number of directors is to be reduced so as to eliminate such vacancy, unless the Board of Directors specifies otherwise. The Board of Directors previously determined by resolution that the number of directors would be 18. Two vacancies were not filled, with the result that the number of directors was reduced to 16. Unless authority to vote is withheld, shares of Common Stock represented by proxies properly executed will be voted in favor of the persons named below, all of whom are presently directors of the Company. The Company has no reason to believe that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the meeting, it is intended that discretionary authority shall be exercised by the persons designated as proxies to vote the proxies for the election of any other nominee or nominees of management. Each director elected at the meeting will hold office until the 1998 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

     The stockholders of the Company are not entitled to vote cumulatively in the election of directors. The holders of Class A Common Stock, Class B Common Stock and Series B Preferred Stock are entitled to vote in the election of directors and vote together as a single class. Hollinger Inc., which controls approximately 77.75% of the combined voting power of both classes of Common Stock and the Series B Preferred Stock, has indicated its intention to vote in favor of all the persons named below for election as directors.

INFORMATION CONCERNING NOMINEES AS DIRECTORS

     The following table and the notes thereto set forth the names and ages (as of March 1, 1997) of the 16 persons nominated for election as directors and all positions and offices with the Company held by them:

                                                              POSITION(S) WITH
                NAME AND AGE                                     THE COMPANY
---------------------------------------------   ---------------------------------------------
Dwayne O. Andreas,  78                          Director
Barbara Amiel Black,  56                        Vice President, Editorial and Director
The Hon. Conrad M. Black, P.C., O.C.,  52       Chairman of the Board, Chief Executive
                                                Officer and Director
The Hon. Richard R. Burt,  50                   Director
Raymond G. Chambers,  54                        Director
Daniel W. Colson,  49                           Chief Executive of The Telegraph and Director
Dr. Henry A. Kissinger,  73                     Director
Marie-Josee Kravis, O.C.,  47                   Director
Shmuel Meitar,  53                              Director
The Hon. Richard N. Perle,  55                  Director
F. David Radler,  54                            President, Chief Operating Officer and
                                                Director
The Hon. Robert S. Strauss,  78                 Director
A. Alfred Taubman,  73                          Director
The Hon. James R. Thompson,  60                 Director
Lord Weidenfeld,  77                            Director
Leslie H. Wexner,  59                           Director

     The name, principal occupation, business experience and tenure as a director of the Company is set forth below for each nominee for election as a director. Unless otherwise indicated, all principal occupations have been held for more than five years.

     DWAYNE O. ANDREAS, Director. Mr. Andreas has served as a Director of the Company since February 1996. Mr. Andreas has served as the Chairman and Chief Executive Officer of Archer-Daniels-Midland Co., a publicly traded Fortune 500 company, since 1966. Mr. Andreas was Chairman of President Reagan's Task Force on International Private Enterprise from 1983 to 1985. He currently serves as a Director of Salomon, Inc., an investment banking firm in New York.

     BARBARA AMIEL BLACK, Vice President, Editorial and Director. Mrs. Black has served as Vice President, Editorial of the Company since September 1995 and as a Director of the Company since February 1996. Mrs. Black is the wife of Mr. Black. Mrs. Black is currently a columnist for The Daily Telegraph. After an extensive career in both on and off air television production, Mrs. Black was the editor of The Toronto Sun from 1982 to 1984, a columnist of The Times and The Sunday Times of London from 1986 to 1994 and a columnist of McLean's magazine since 1976. Mrs. Black also serves as Vice President, Editorial and as a Director of Hollinger Inc. and as a Director of Jerusalem Post Publications Limited and of Southam.

     THE HON. CONRAD M. BLACK, P.C., O.C., Chairman of the Board of Directors, Chief Executive Officer and Director. Mr. Black has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since October 25, 1995, and has served as a Director of the Company since 1985. Mr. Black served as Deputy Chairman of the Board of Directors of the Company from 1991 to October 25, 1995. Mr. Black has served for the past five years as the Chairman of the Board and Chief Executive Officer of Hollinger Inc. He currently serves as the Chairman and as a Director of The Telegraph, as Chairman and as a Director of Southam, as Chairman of the Board, Chief Executive Officer and is a Director of Argus, a public reporting company in Canada, and as a Director of Brascan Limited and the Canadian Imperial Bank of Commerce, both of which are public reporting companies in Canada, and as a Member of the Advisory Board of Gulfstream Aerospace Corporation.

     THE HON. RICHARD R. BURT, Director. Mr. Burt has served as a Director of the Company since September 1994. Mr. Burt has served as Chairman of International Equity Partners, an emerging markets investment banking and advisory services firm, since 1994. He was a partner with McKinsey & Company, Inc. from 1991 to 1994. Mr. Burt has served as Chief Negotiator in Strategic Arms Reduction Talks from 1989 to 1991 and as the United States Ambassador to the Federal Republic of Germany from 1985 to 1989. Mr. Burt currently serves as a Director of Video Lottery Technologies, Inc., Weirton Steel Corp. and Archer-Daniels-Midland Co., all of which are United States public reporting companies.

     RAYMOND G. CHAMBERS, Director. Mr. Chambers has served as a Director of the Company since February 1996. Mr. Chambers has served as Chairman of the Amelior Foundation for "at risk youth" since 1988. He is Founding Chairman of the Points of Light Foundation and the READY Foundation and is Co-Chairman of the New Jersey Performing Arts Center and the One to One Partnership.

     DANIEL W. COLSON, Chief Executive of The Telegraph and Director. Mr. Colson has served as a Director of the Company since February 1995. Mr. Colson has served as Deputy Chairman of The Telegraph since 1995 and as Chief Executive of The Telegraph since 1994, and was Vice Chairman of The Telegraph from 1992 to 1995. Prior thereto, Mr. Colson was a partner of Stikeman, Elliott, attorneys at law, for more than five years. Mr. Colson currently serves as a Director of Hollinger Inc., Argus and Southam, which are Canadian public reporting companies, as a Director of The Telegraph and as a Director of Fairfax.

     DR. HENRY A. KISSINGER, Director. Dr. Kissinger has served as a Director of the Company since February 1996. Dr. Kissinger has served as Chairman of Kissinger Associates Inc., an international consulting firm, since 1982. Dr. Kissinger served as the 56th Secretary of State from 1973 to 1977. He also served as Assistant to the President for National Security Affairs from 1969 to 1975 and as a member of the President's Foreign Intelligence Advisory Board from 1984 to 1990. Dr. Kissinger currently serves as Counselor to the Chase Manhattan Bank and as a member of its International Advisory Committee, as Chairman of the International Advisory Board of American International Group, Inc., and as a Director of Continental Grain Company, The Revlon Group, Inc. and Freeport-McMoRan Inc., all of which are United States public reporting companies.

     MARIE-JOSEE KRAVIS, O.C., Director. Mrs. Kravis has served as a Director of the Company since February 1996. She has served as a Senior Fellow of the Hudson Institute Inc. since 1994. She has served as a Director of The Seagram Company Ltd. since 1988, a Canadian public reporting company, and as a Director of Hasbro Inc. since 1995 and Ford Motor Company since 1995, both of which are United States public reporting companies. Mrs. Kravis also served as an Executive Director of the Hudson Institute of Canada Inc. from 1979 to 1994 and as a Director of Hollinger Inc. from June 1994 until 1995.

     SHMUEL MEITAR, Director. Mr. Meitar has served as a Director of the Company since February 1996. Mr. Meitar also serves as Vice Chairman of Aurec Ltd., a leading provider of communications, media and information services since 1991. Prior to 1991, Mr. Meitar served as President of the Aurec Group, which includes Golden Channels, the largest cable television franchise in Israel, and Golden Pages, the Israeli Yellow Pages.

     THE HON. RICHARD N. PERLE, Director. Mr. Perle has served as a Director of the Company since June 1994. Mr. Perle has served as Resident Fellow of the American Enterprise Institute for Public Policy Research since 1987. He was the Assistant Secretary for the United States Department of Defense, International Security Policy from 1981 to 1988. Mr. Perle is Chairman of the Board of Directors of Hollinger Digital Inc. and a Director of Jerusalem Post Publications Limited, both of which are subsidiaries of the Company.

     F. DAVID RADLER, President, Chief Operating Officer and Director. Mr. Radler has served as President and Chief Operating Officer of the Company since October 25, 1995 and a Director of the Company since 1984. Mr. Radler was Chairman of the Board of Directors of the Company from 1990 to October 25, 1995. Mr. Radler has served for the past five years as President and Chief Operating Officer and a Director of Hollinger Inc. He currently serves as a Director of The Telegraph and Southam, and as a Director of Argus, Dominion Malting Limited and West Fraser Timber Co. Ltd., all of which are Canadian public reporting companies.

     THE HON. ROBERT S. STRAUSS, Director. Mr. Strauss has served as a Director of the Company since February 1996. Mr. Strauss was a founder of, and is currently a Partner of, Akin, Gump, Strauss, Hauer &

Feld, a national law firm. Mr. Strauss served as United States Ambassador to the Soviet Union beginning in 1991, and following the dissolution of the Soviet Union, as United States Ambassador to the Russian Federation until 1992 when he resigned and rejoined his former law firm. He has also served from 1981 to 1991, and from 1992 to the present, as a Director of Archer-Daniels-Midland Co., a United States public reporting company.

     A. ALFRED TAUBMAN, Director. Mr. Taubman has served as a Director of the Company since February 1996. Since 1983, Mr. Taubman has been the largest shareholder, Chairman and a Director of Sotheby's Holdings Inc., the international art auction house. Mr. Taubman also serves as Chairman of The Taubman Company and Taubman Centers, Inc., companies engaged in the regional retail shopping center business, and as a Director of Livent Inc., a company involved with theatrical productions, since 1993.

     THE HON. JAMES R. THOMPSON, Director. Mr. Thompson has served as a Director of the Company since June 1994. Mr. Thompson has served as the Chairman of Winston & Strawn, attorneys at law, since 1991. Mr. Thompson served as the Governor of the State of Illinois from 1977 to 1991. Mr. Thompson currently serves as a director of FMC Corp., Prime Retail, Inc., Jefferson Smurfit Corporation, Union Pacific Resources and American National Can, all of which are United States public reporting companies. Mr. Thompson was Director of The Sun-Times Company prior to its acquisition by the Company.

     LORD WEIDENFELD, Director. Lord Weidenfeld has served as a Director of the Company since February 1996. Lord Weidenfeld has served as Chairman of Weidenfeld & Nicolson Ltd., a book publisher, since 1948. Lord Weidenfeld served as a Director of Hollinger Inc. from September 1993 until 1995.

     LESLIE H. WEXNER, Director. Mr. Wexner has served as a Director of the Company since February 1996. Mr. Wexner has served as Chairman and Chief Executive Officer of The Limited, Inc., a company whose activities include the retail of apparel and personal care items, since 1963. He also currently serves as a Director of Intimate Brands Inc. and as Chairman of the Board of Trustees of The Ohio State University. Mr. Wexner is a Director of Jerusalem Post Publications Limited, a subsidiary of the Company.

MEETINGS AND COMMITTEES

     The Board of Directors of the Company met nine times in 1996. With the exception of Messrs. Chambers, Kissinger, Meitar, Taubman and Wexner, each incumbent director named above attended 75% or more of the aggregate of the total number of meetings of the Board of Directors of the Company and the total number of meetings of the committees of the Board of Directors on which such director served. The Company maintains an Executive Committee, an Audit Committee, a Compensation Committee and a Stock Option Committee. The Company does not have a nominating committee.

     The Executive Committee of the Board of Directors acted by unanimous written consent four times in 1996. The Executive Committee consists of Mr. Black, Chairman, and Messrs. Perle and Radler. The Executive Committee, to the extent permitted by law, the Company's Amended and Restated By-Laws and resolutions of the Board of Directors, exercises all the power and authority of the Board of Directors.

     The Audit Committee of the Board of Directors met twice in 1996. The Audit Committee consists of Mr. Perle, Chairman, and Mr. Thompson. The Audit Committee's duties include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of the Company, reviewing with the Company's accountants the results of all audits upon their completion, annually selecting and recommending independent public accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company.

     In addition, pursuant to the Company's Services Agreement with Hollinger Inc., the Audit Committee is responsible for reviewing the cost of services charged by Hollinger Inc., and monitoring the Company's decisions with respect to related party acquisition opportunities and the exercise of the Company's rights under its Business Opportunities Agreement with Hollinger Inc. See "Certain Relationships and Related Transactions." The Audit Committee also has authority to recommend to the Board policies and procedures for dealing with conflicts of interest and to review the application of such policies and procedures.

     The Compensation Committee of the Board of Directors met once in 1996. The Compensation Committee consists of Mr. Thompson, Chairman, and Mr. Perle. The Compensation Committee recommends compensation levels of senior management (other than for those executive officers who receive compensation from Hollinger Inc. pursuant to the Company's Services Agreement with Hollinger Inc.), works with senior management on benefit and compensation programs for Company employees and monitors local and national compensation trends to ensure the Company's compensation program is competitive within the newspaper industry.

     The Stock Option Committee acted by unanimous written consent twice in 1996. The Stock Option Committee, which consists of Mr. Thompson, Chairman, and Mr. Meitar, administers the Company's 1994 Stock Option Plan and will administer the Hollinger International Inc. 1997 Stock Incentive Plan, if approved by the stockholders at the Annual Meeting.

DIRECTORS' COMPENSATION

     Each director of the Company, including each director who is an executive officer of the Company, is entitled to receive an annual director's fee of $20,000 per annum and a fee of $1,500 for each board or committee meeting attended. Directors are reimbursed for expenses incurred in attending the meetings. Members of the Executive Committee do not receive meeting fees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, the directors and executive officers of the Company and any persons holding more than 10% of any equity security of one Company are required to report their initial ownership of any equity security of the Company and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file such reports by those dates during 1996. To the Company's knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all of these filing requirements were satisfied, except that reports on Form 3 for Messrs. Chambers, Creasey, Meitar and Weidenfeld and one report on Form 4 for each of Messrs. Black, Boultbee, Creasey, Strauss and Thompson and Mrs. Black, were filed late.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the three fiscal years ended December 31, 1996 for the Chief Executive Officer and the four other executive officers whose salary and bonus for the year ended December 31, 1996 exceeded $100,000.

                                                                             LONG-TERM
                                                                            COMPENSATION
                                         ANNUAL COMPENSATION                ------------
                             -------------------------------------------     SECURITIES
         NAME AND                                           OTHER ANNUAL     UNDERLYING        ALL OTHER
    PRINCIPAL POSITION       YEAR     SALARY      BONUS     COMPENSATION(1)   OPTIONS       COMPENSATION(2)
--------------------------   ----    --------    -------    ------------    ------------    ---------------
CONRAD M. BLACK              1996          --(4)      --(4)        --          65,000(5)        $56,000(6)
  Chairman and               1995          --         --           --          40,000(7)         32,333(8)
  Chief Executive
     Officer(3)              1994          --         --           --          40,000(9)         12,000
F. DAVID RADLER              1996          --(4)      --(4)        --          65,000(5)        $65,650(6)
  President and              1995          --         --           --          40,000(7)         33,333(8)
  Chief Operating
  Officer(10)                1994          --         --           --          40,000(9)         13,000
J. A. BOULTBEE               1996          --(4)      --(4)        --          37,000(5)             --
  Vice President and         1995          --         --           --          12,000(7)             --
  Chief Financial Officer    1994          --         --           --          12,000(9)             --
DANIEL W. COLSON             1996          --(4)      --(4)        --              --           $32,000(6)
  Chief Executive of The     1995          --         --           --              --                --
  Telegraph                  1994          --         --           --              --                --
J. DAVID DODD                1996    $242,112    $72,500       $5,000          10,000(5)        $27,000(6)
  Vice President of          1995     266,415     22,500        5,000          30,000(7)         28,333(8)
  Publishing and Vice        1994     221,958     15,000        5,000          30,000(9)         14,000
  President and Chief
  Financial Officer of
  Southam

---------

 (1) Pursuant to the Company's deferred compensation plan, discretionary contributions are credited to the participants' retirement accounts as deferred compensation. See "Deferred Compensation Plan."

 (2) Certain executive officers of the Company, including Messrs. Black, Radler, Boultbee, Colson and Dodd are participants in the Hollinger Inc. Executive Share Option Plan. As of March 20, 1997, Mr. Black held options to acquire 490,000 Hollinger Inc. common shares; Mr. Radler held options to acquire 350,000 Hollinger Inc. common shares; and Mr. Colson held options to acquire 181,000 Hollinger Inc. common shares. Prior to amendment of such plan in 1994, it provided that executives of Hollinger Inc. and its subsidiaries could subscribe for preference shares of Hollinger Inc. which are convertible, subject to vesting of conversion rights, into Hollinger Inc. common shares on a one for one basis, upon the payment of the agreed purchase price. As of March 20, 1997, Mr. Black had subscribed for an aggregate of 220,000 convertible preference shares; Mr. Radler had subscribed for an aggregate of 180,000 convertible preference shares; Mr. Boultbee had subscribed for an aggregate of 100,000 convertible preference shares; Mr. Colson had subscribed for an aggregate of 378,300 convertible preference shares; and Mr. Dodd had subscribed for an aggregate of 35,000 convertible preference shares.

 (3) Mr. Black was Deputy Chairman of the Board of Directors during 1994 and until October 25, 1995, at which time he became Chairman of the Board of Directors and Chief Executive Officer.

 (4) Messrs. Black, Radler, Boultbee, Colson and Creasey do not receive salary or bonus directly from the Company. Under service agreements with Hollinger Inc., the Company pays the allocable portion of Hollinger Inc.'s costs relating to, among other matters, management and administrative services provided to the Company by such executives. See "Certain Relationships and Related Transactions."

 (5) Options granted pursuant to the 1994 Stock Option Plan to purchase shares of Class A Common Stock. Options may be exercised upon the payment of a $9.71 per share exercise price and are exercisable over a four year period beginning August 1, 1997 in equal increments. See "1994 Stock Option Plan" below.

 (6) Reflects quarterly and meeting attendance fees paid for services as a director of the Company during 1996. With respect to Messrs. Black, Radler and Dodd, also reflects fees paid for services as a director of American Publishing Company and Jerusalem Post Publications Limited, both of which are subsidiaries of the Company, during 1996, and for Mr. Radler, as a Senior Director of APAC-95 Inc., a subsidiary of the Company, during 1996.

 (7) Options granted pursuant to the 1994 Stock Option Plan to purchase shares of Class A Common Stock. Options may be exercised upon payment of a $12.40 per share exercise price and are exercisable over a four year period beginning October 9, 1996 in equal increments. See "1994 Stock Option Plan" below.

 (8) Reflects quarterly and meeting attendance fees paid for services as a director of the Company during 1995 and 1994. With respect to Mr. Dodd, also reflects fees paid for services as a director of Jerusalem Post Publications Limited, a subsidiary of the Company, during 1995 and 1994. With respect to Messrs. Black, Radler and Dodd, also reflects fees paid for services as a director of American Publishing Company, a subsidiary of the Company, during the fourth quarter of 1995.

 (9) Options granted pursuant to the 1994 Stock Option Plan to purchase shares of Class A Common Stock. Options may be exercised upon payment of a $13.00 per share exercise price and are exercisable over a four year period beginning May 3, 1995 in equal increments. See "1994 Stock Option Plan" below.

(10) Mr. Radler was Chairman of the Board of Directors during 1994 and until October 25, 1995, at which time he became President and Chief Operating Officer of the Company.

     DEFERRED COMPENSATION PLAN

     The Company, through a subsidiary, provides a deferred compensation plan to certain executives of the Company under which discretionary contributions may be made by the Board of Directors of such subsidiary during the course of each year. Such contributions are discretionary in amount, time and form of payment and, when made, are credited to the retirement accounts established for each participant which vest 10% per year after five years of service. In 1996, Mr. Dodd received a deferred compensation contribution under the plan of $5,000.

     1994 STOCK OPTION PLAN

     Prior to the Company's initial public offering in May 1994, Hollinger Inc., the parent company of the Company, adopted and approved a stock option plan for the Company, which was subsequently amended on September 9, 1996 (as amended, the "1994 Stock Option Plan"), under which stock option awards may be made to eligible employees and officers of the Company. The purpose of the 1994 Stock Option Plan is to promote the interests of the Company and its stockholders by establishing a direct link between the financial interests of eligible employees and officers and the performance of the Company and by enabling the Company to attract and retain highly competent employees and officers.

     Duration of the Plan; Share Authorization. The 1994 Stock Option Plan will remain effective until May 3, 2004, unless terminated earlier by the Board of Directors. The maximum number of shares of Class A Common Stock which may be issued or delivered and as to which awards may be granted under the 1994 Stock Option Plan is 1,471,140 shares. No 1994 Stock Option Plan participant ("Participant") may receive options in respect of more than 400,000 shares in any calendar year during the term of the 1994 Stock Option Plan. Shares of Class A Common Stock covered by any unexercised portions of terminated options and shares of Class A Common Stock subject to any awards which are otherwise surrendered by Participants without receiving any payment or other benefit with respect thereto may again be subject to new awards under the 1994 Stock Option Plan.

     Plan Administration. The 1994 Stock Option Plan provides that it is to be administered by a committee of the Board of Directors. In 1996, the 1994 Stock Option Plan was administered by the Stock Option Committee, consisting of Messrs. Meitar and Thompson. Within the limits of the 1994 Stock Option Plan, the administrative committee determines the employees who are eligible for and granted awards, determines the amount and type of awards, establishes rules and guidelines relating to the 1994 Stock Option Plan, establishes, modifies and determines the terms and conditions of awards and takes such other action as may be necessary for the proper administration of the 1994 Stock Option Plan. All such actions by the administrative committee are final and binding.

     Plan Participants. Any employee or officer of the Company or any of its subsidiaries may be selected to receive an award under the 1994 Stock Option Plan. Presently, approximately 64 employees and officers have received option grants under the 1994 Stock Option Plan.

     Awards Available Under the Plan. Awards to employees and officers under the 1994 Stock Option Plan may take the form of (i) stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") ("incentive stock options"), and (ii) stock options which do not meet such requirements ("nonqualified stock options"). The term of each option is determined by the Board of Directors (or the administrative committee), but no option may be exercisable more than ten years after the date of grant (five years in the case of an incentive stock option granted to a Participant who owns 10% or more of the voting power of all classes of stock of the Corporation or its parent or subsidiary corporations). The exercise price for incentive stock options must be at least equal to 100% of the fair market value of the Class A Common Stock on the date of grant of such option (110% in the case of an incentive stock option granted to a Participant who owns 10% or more of the voting power of all classes of stock of the Company or its parent or subsidiary corporations). The exercise price for nonqualified stock options must be at least equal to the average fair market value of Class A Common Stock during the ten trading days ending on the third trading day prior to the date of grant. The exercise price may be payable in cash or in such other form as the Board (or the administrative committee) may approve in the applicable award agreement.

     Termination and Amendment. The Board may amend or terminate the 1994 Stock Option Plan but, without a Participant's consent, no such action may affect or in any way impair the rights of such Participant under any award granted prior to such action. No amendment may be made without stockholder approval if such approval is required to maintain the compliance of the Plan with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") , or
Section 162(m) of the Code.

     Antidilution Provisions. The amount of shares authorized to be issued under the plan, and the terms of outstanding stock options, may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reclassification, recapitalization, stock split, combination, merger, consolidation or other relevant capitalization change.

  OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the issuance of options to purchase Class A Common Stock in 1996 to the named executive officers pursuant to the 1994 Stock Option Plan.

                                                       INDIVIDUAL GRANTS
                           --------------------------------------------------------------------------
                                                  % OF TOTAL
                               NUMBER OF         OPTIONS/SARS
                               SECURITIES         GRANTED TO
                           UNDERLYING OPTIONS    EMPLOYEES IN    EXERCISE OF BASE                          GRANT DATE
          NAME                 GRANTED(1)        FISCAL YEAR       PRICE ($/SH)      EXPIRATION DATE    PRESENT VALUE(2)
------------------------   ------------------    ------------    ----------------    ----------------   ----------------
Conrad M. Black.........      65,000                 12.9%            $ 9.71             08/01/06           $260,585
F. David Radler.........      65,000                 12.9%              9.71             08/01/06           $260,585
J. A. Boultbee..........      37,000                  7.4%              9.71             08/01/06           $148,333
Daniel W. Colson........        --                     --                 --                --                    --
J. David Dodd...........      10,000                  2.0%              9.71             08/01/06           $ 40,009

---------

(1) The options are exercisable in 25% annual increments on each of the first, second, third and fourth anniversaries of their respective grant dates, beginning August 1, 1997.

(2) These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Commission for estimating the present value of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables described in the following sentence, so there is no assurance that an individual will actually realize the option values presented in this table. The values listed above were based on the following assumptions: volatility (estimated)-47.5%; risk-free rate of return-6.6%; dividend yield-4.1%; time of exercise-10.0 years.

  EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with certain of its executive officers, including Mr. Dodd and all of the regional managers of its community newspaper group, providing generally for year-to-year employment. Subject to certain limited exceptions, the employment agreements generally prohibit the executives and regional managers from competing with the Company for a period of three years after termination of employment (i) in any community in which the Company at that time publishes, or has commenced negotiations to acquire, a newspaper or shopper, or (ii) within a 50-mile radius of any such community.

  REPORT ON EXECUTIVE COMPENSATION

     The following Report on Executive Compensation has been furnished by the Compensation Committee of the Board of Directors. The following report reflects the Compensation Committee's policies toward executive compensation; however, the compensation of certain executive officers (including Messrs. Black, Radler, Boultbee, Colson and Creasey) is determined by Hollinger Inc., the parent corporation of the Company, and is paid pursuant to the Services Agreement with Hollinger Inc., except to the extent that the Company compensates such persons directly in the form of stock options.

     The Board of Directors of the Company has delegated to the Compensation Committee the authority to review and approve the executive remuneration package for the senior executives who are employees of, and compensated directly by the Company.

     As of March 1, 1997, the Compensation Committee consisted of two directors, neither of whom are officers or employees of the Company, and who do not participate in any of the executive compensation plans that are reviewed by the Compensation Committee.

     The Committee noted that in the past base pay constituted the most significant portion of executive pay. The Committee recognized that it is important to move to a system that provides a more balanced executive compensation package, that places greater emphasis on annual incentives and long term incentives and a reduced role for annual base salary. Such an approach would be consistent with many other public companies.

     Consequently, as was done in 1996, in considering the 1997 executive pay package, the Committee will attempt to follow the following strategy:

      (i) Motivate executives to achieve their strategic goals by tying their compensation to the performance of the Company, their individual operating units and their individual performance;
      (ii) Be competitive with other leading companies so as to attract and retain the best possible executive talent; and
     (iii) Align the interests of the executives with the long-term interest of the Company's stockholders through the award of stock and other stock-related programs.

     The first step toward this executive compensation strategy was implemented in 1994 with the establishment of the 1994 Stock Option Plan. In 1995 and 1996, key members of management were awarded additional stock options under the 1994 Stock Option Plan. In 1997, subject to approval of the Company's stockholders at the Annual Meeting, the Hollinger International Inc. 1997 Stock Incentive Plan will continue to make stock options available as incentives for key members of management, and will provide for automatic stock option grants for non-employee directors of the Company.

     Section 162(m) of the Code provides that public companies are denied a Federal income tax deduction for compensation in excess of $1 million to any covered employee except to the extent the compensation is performance based. The Committee believes that all compensation paid by the Company in 1996 complied with the Section 162(m) limitation. It is the present intention of the Committee to seek to ensure that all compensation payable to executives that is otherwise tax deductible will continue to be tax deductible. However, the Committee reserves the right to take whatever action with respect to the compensation of executive officers that it deems appropriate and in the best interests of the Company and its stockholders.

     The foregoing report has been furnished by James R. Thompson and Richard N. Perle.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no compensation committee interlocks or insider participation in compensation decisions.

  STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the percentage change in the Company's cumulative total stockholder return on its Class A Common Stock (assuming all dividends were reinvested at the market price on the date of payment) against the cumulative total stockholder return of the NYSE Market Index and the Media General Industry Group Index--Newspapers for the period commencing with May 4, 1994 through December 31, 1996. From the date of its initial public offering on May 4, 1994 through January 15, 1996, the Class A Common Stock was traded on the NASDAQ Stock Market. Since January 16, 1996, the Class A Common Stock has been listed on the NYSE under the symbol "HLR."

                                                  Media Gen-
                                 Hollinger In-   eral Industry
      Measurement Period          ternational    Group Index -    NYSE Market
    (Fiscal Year Covered)            Inc.         Newspapers         Index
5/4/94                                  100.00          100.00          100.00
12/31/94                                 81.84           93.88          101.09
12/31/95                                 78.67          118.83          131.08
12/31/96                                 89.21          147.69          157.90

     The information in the graph was prepared by Media General Financial Services. The graph assumes an initial investment of $100 and reinvestment of dividends during the period presented.

                          THE INCENTIVE PLAN PROPOSAL

     The Board of Directors of the Company adopted and approved effective February 17, 1997 (the "Effective Date"), subject to the approval of the Company's stockholders, a new compensation plan to be sponsored and maintained by the Company, to be known as the Hollinger International Inc. 1997 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan will replace the Company's 1994 Stock Option Plan under which no new grants will be made after the Effective Date. Awards made under the 1994 Stock Option Plan prior to the Effective Date will not, however, be affected. If the Incentive Plan is approved and adopted by the stockholders at the Annual Meeting, the Incentive Plan will be adopted as of the Effective Date. If the stockholders do not approve and adopt the Incentive Plan at the Annual Meeting, the Incentive Plan will not go into effect and any awards made under the Incentive Plan prior to the Annual Meeting will terminate. The following summary of the Incentive Plan is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached as Annex A.

     PURPOSE. The purpose of the Incentive Plan is to assist in attracting and retaining highly competent employees and directors and to act as an incentive in motivating selected officers and other key employees and directors to achieve long-term corporate objectives.

     ADMINISTRATION. The Incentive Plan will be administered by a committee of the Board of Directors of the Company (the "Committee") comprised of at least two persons. The Committee shall have the sole discretion to interpret the Incentive Plan, establish and modify administrative rules, impose conditions and restrictions on awards, and take such other actions as it deems necessary or advisable. With respect to participants who are not subject to Section 16 of the Exchange Act, the Committee may delegate its authority under the Incentive Plan to one or more officers or employees of the Company. In addition, the full Board of Directors of the Company can perform any of the functions of the Committee under the Incentive Plan.

     AMOUNT OF STOCK. The Incentive Plan provides for awards of up to 5,156,915 shares of Class A Common Stock. This total includes 189,640 shares that remained available under the 1994 Stock Option Plan as of the Effective Date, which shares are being rolled into the Incentive Plan, and 4,967,275 additional shares. The number of shares available for issuance under the Incentive Plan shall be subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares to be offered under the Incentive Plan will be either authorized and unissued shares or issued shares which have been reacquired by the Company.

     ELIGIBILITY AND PARTICIPATION. All directors, officers and key employees of the Company or any subsidiary will be eligible to participate, including officers who are also directors of the Company or its subsidiaries. Approximately 100 persons meet such eligibility requirements. No participant can receive awards under the Incentive Plan in any calendar year in respect of more than 400,000 shares of Class A Common Stock. Non-employee directors of the Company will be eligible for non-discretionary stock option grants as described below as well as other types of awards under the Incentive Plan.

     AMENDMENT OR TERMINATION. The Incentive Plan has no fixed expiration date. The Committee will establish expiration and exercise dates on an award-by-award basis. However, for the purpose of awarding incentive stock options under
Section 422 of the Code ("incentive stock options"), the Incentive Plan will expire ten years from its Effective Date and certain provisions of the Incentive Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the Effective Date. The Board of Directors has the complete power and authority to amend and terminate the Incentive Plan, except that no amendment or termination may, without the consent of the participant, adversely affect the participant's right under an award.

     STOCK OPTIONS. The Committee may grant to a participant incentive stock options, options which do not qualify as incentive stock options ("nonqualified stock options") or a combination thereof. The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise will be determined by the Committee. Incentive stock option grants shall be made in accordance with Section 422 of the Code.

     The exercise price for stock options will be determined by the Committee at its discretion, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of Class A Common Stock on the date when the stock option is granted. On March 20, 1997, the closing market price for Class A Common Stock was $9.25 per share.

     Upon a participant's termination of employment for any reason, any stock options which were not exercisable on the participant's termination date will expire, unless otherwise determined by the Committee.

     Upon a participant's termination of employment for reasons other than death, disability or retirement, the participant's exercisable stock options will expire thirty days after the date of termination, unless the right to exercise the options is extended by the Committee at its discretion. In general, upon a participant's termination by reason of death, disability or retirement, stock options which were exercisable on the participant's termination date (or which are otherwise determined to be exercisable by the Committee) may continue to be exercised by the participant (or the participant's beneficiary) for a period of one year from the date of the participant's termination of employment, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

     Subject to the Committee's discretion, payment for shares of Class A Common Stock on the exercise of stock options may be made in cash, shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock or in any other form of consideration acceptable to the Committee (including one or more "cashless" exercise forms).

     STOCK APPRECIATION RIGHTS. Stock appreciation rights ("SARs") may be granted by the Committee to a participant either separate from or in tandem with nonqualified stock options or incentive stock options. SARs may be granted at the time of the stock option grant or, with respect to nonqualified stock options, at any time prior to the exercise of the stock option. A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Class A Common Stock on the exercise date over the SAR exercise price, times (ii) the number of shares of Class A Common Stock with respect to which the SAR is exercised.

     The exercise price of a SAR is determined by the Committee, but in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of a SAR, payment will be made in cash or shares of Class A Common Stock, or a combination thereof, as determined at the discretion of the Committee.

     RESTRICTED SHARES. The Committee may award to a participant shares of Class A Common Stock subject to specified restrictions ("Restricted Shares"). The Restricted Shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period (the "Forfeiture Period") and/or the attainment of specified performance targets over the Forfeiture Period. The terms and conditions of Restricted Share awards are determined by the Committee. The performance targets will also be determined by the Committee but in the case of awards intended to qualify as "performance-based" for purposes of Section 162(m) of the Code will include one or more of specified levels of earnings before interest, taxes, depreciation and amortization of intangibles and/or earnings per share.

     Participants who have been awarded Restricted Shares will have all of the rights of a holder of outstanding shares of Class A Common Stock, including the right to vote such shares and to receive dividends. During the Forfeiture Period, the Restricted Shares are nontransferable and may be held in custody by the Company or its designated agent, or if the certificate is properly legended, by the participant.

     The Committee, at its sole discretion, may waive all restrictions with respect to a Restricted Share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

     PERFORMANCE AWARDS. The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of Class A Common Stock or a combination thereof, as determined by the Committee.

     Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee but in the case of awards intended to qualify as "performance-based" for purposes of Section 162(m) of the Code will include one or more of specified levels of earnings before interest, taxes, depreciation and amortization of intangibles and/or earnings per share. When circumstances occur which cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets.

     NON-EMPLOYEE DIRECTOR AWARDS. The Incentive Plan provides for non-discretionary stock option grants to be made to members of the Board of Directors who are not employees of the Company. Each non-employee director whose term as a director continues after the date of each annual meeting of shareholders of the Company, commencing with the initial annual meeting after the Effective Date (i.e., the 1997 Annual Meeting) and continuing until the date the Incentive Plan terminates, shall as of the date of each such annual meeting of shareholders be granted a nonqualified stock option to purchase 2,000 shares of Class A Common Stock. The exercise price for such stock options shall be the fair market value on the date of grant of the shares subject to the option. All such options shall have a ten year term and shall vest and become exercisable in equal installments on the first and second anniversaries of the date of grant.

     If a non-employee director's service on the Board terminates by reason of death or disability, any options held by such non-employee director may be exercised for a period of one year from the date of such termination or until the expiration of the option, whichever is shorter. If a non-employee director's service terminates other than by reason of death or disability, under mutually satisfactory conditions, any options held by such non-employee director shall expire thirty days after the date of termination.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the principal Federal income tax consequences of Incentive Plan benefits under present tax law. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     Stock Options. No tax is incurred by the participant, and no amount is deductible by the Company, upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of the Class A Common Stock will constitute ordinary income to the participant. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

     In the case of incentive stock options, although no income is recognized upon exercise and the Company is not entitled to a deduction, the excess of the fair market value of the Class A Common Stock on the date of exercise over the exercise price is counted in determining the participant's alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income, and if so, the Company will be entitled to a deduction in a like amount.

     SARs. The participant will not recognize any income at the time of grant of a SAR. Upon the exercise of a SAR, the cash and the value of any Class A Common Stock received will constitute ordinary income to the participant. The Company will be entitled to a deduction in the amount of such income at the time of exercise.

     Restricted Shares. A participant will normally not recognize taxable income upon an award of Restricted Shares, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Class A Common Stock as to which the restrictions have lapsed, and the Company will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Code to recognize taxable ordinary income in the year the Restricted Shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, the Company will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

     Performance Awards. Normally, a participant will not recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Class A Common Stock received will constitute ordinary income to the participant. The Company will also then be entitled to a deduction in the same amount.

     NEW PLAN BENEFITS. The following table shows plan benefits that would accrue to or be allocated to each of the five named executive officers, all executives as a group, all non-executive directors as a group and all non-executive officer employees as a group under the Incentive Plan if the Incentive Plan Proposal is approved and adopted.

                                                                           INCENTIVE PLAN
                                                                -------------------------------------
                      NAME AND POSITION                         DOLLAR VALUE($)     NUMBER OF SHARES
-------------------------------------------------------------   ----------------    -----------------
Conrad M. Black..............................................          *                    *
  Chairman and Chief Executive Officer
F. David Radler..............................................          *                    *
  President and Chief Operating Officer
J. A. Boultbee...............................................          *                    *
  Vice President and Chief Financial Officer
Daniel W. Colson.............................................          *                    *
  Chief Executive of The Telegraph
J. David Dodd................................................          *                    *
  Vice President of Publishing and Vice President and Chief
  Financial Officer of Southam
Executive Group..............................................          *                    *
  (including the five named executives above)
Non-Executive Director Group.................................          **               24,000***
  (12 persons)
Non-Executive Officer Employee Group.........................          *                    *

---------

  * The amount of benefits to be received under the Incentive Plan by any particular person or group is not determinable at this time.

 ** The dollar value of the benefits to be received under the Incentive Plan by this group is not determinable at this time.

*** Represents the aggregate number of shares of Class A Common Stock to be awarded to the group of 12 outside directors as of the effective date of the Incentive Plan.

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present for consideration at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal executive office of the Company no later than November 28, 1997.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business which will come before the Annual Meeting for action by the stockholders other than the matters specified in the accompanying Notice of the Annual Meeting. If any other matters requiring a stockholder vote properly come before the meeting, the persons appointed in the enclosed proxy will vote in accordance with their discretion with respect to such matters.

                                            Kenneth L. Serota
                                            Vice President-Law & Finance and
                                            Secretary
Chicago, Illinois
March 28, 1997

                                                                         ANNEX A

                          HOLLINGER INTERNATIONAL INC.

                           1997 STOCK INCENTIVE PLAN

                                   ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

     1.01 PURPOSE. The purpose of the Hollinger International Inc. 1997 Stock Incentive Plan is to assist in attracting and retaining highly competent employees and directors and to act as an incentive in motivating selected officers and other key employees and directors of the Company and its Subsidiaries to achieve long-term corporate objectives.

     1.02 ADOPTION AND TERM. The Plan has been approved by the Board of Directors of the Company, effective as of February 17, 1997, but is subject to the approval of the stockholders of the Company. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles VII and VIII with respect to performance-based awards to "covered employees" under Section 162(m) of the Code shall expire as of the fifth anniversary of the Effective Date.

     1.03 THE PRIOR PLAN. The Company adopted the Hollinger International Inc. 1994 Stock Option Plan in connection with the initial public offering of the Company's Class A Common Stock. Stock options granted under the Prior Plan prior to the Effective Date shall not be affected by the adoption of the Plan, and the Prior Plan shall remain the effect following the Effective Date to the extent necessary to administer the Prior Options, but no new options shall be granted under the Prior Plan after the Effective Date.

                                   ARTICLE II

                                  DEFINITIONS

     For the purpose of this Plan, capitalized terms shall have the following meanings:

     2.01 AWARD means (a) any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII and Performance Awards described in Article VIII and (b) any grant to a Non-Employee Director of a Non-Employee Director Award described in
Article IX.

     2.02 AWARD AGREEMENT means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

     2.03 AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

     2.04 BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

     2.05 BOARD means the Board of Directors of the Company.

     2.06 CLASS A COMMON STOCK means Class A Common Stock of the Company, par value $.01 per share.

     2.07 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

     2.08 COMMITTEE means the Committee defined in Section 3.01.

     2.09 COMPANY means Hollinger International Inc., a Delaware corporation, and its successors.

     2.10 DATE OF GRANT means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

     2.11 EFFECTIVE DATE means February 17, 1997.

     2.12 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.13 EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

     2.14 FAIR MARKET VALUE means, on any date, the average of the high and low quoted sales prices of a share of Class A Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies, on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

     2.15 INCENTIVE STOCK OPTION means a stock option within the meaning of
Section 422 of the Code.

     2.16 LIMITED STOCK APPRECIATION RIGHT means an Award granted in accordance with Section 6.06.

     2.17 MERGER means any merger, reorganization, consolidation, exchange, significant transfer of assets or other transaction having similar effect involving the Company.

     2.18 NON-EMPLOYEE DIRECTOR means each member of the Board who is not an employee of the Company.

     2.19 NON-EMPLOYEE DIRECTOR AWARDS means Awards granted in accordance with
Article IX.

     2.20 NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

     2.21 OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

     2.22 PARTICIPANT means a person designated to receive an Award under the Plan in accordance with Section 5.01 and, solely to the extent provided in
Article IX of the Plan, any Non-Employee Directors of the Company.

     2.23 PERFORMANCE Awards means Awards granted in accordance with Article
VIII.

     2.24 PLAN means the Hollinger International Inc. 1997 Stock Incentive Plan as described herein, as the same may be amended from time to time.

     2.25 PRIOR OPTIONS means stock options granted under the Prior Plan before the Effective Date.

     2.26 PRIOR PLAN means the Hollinger International Inc. 1994 Stock Option Plan (formerly known as the American Publishing Company 1994 Stock Option Plan), as amended.

     2.27 PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.01(b).

     2.28 RESTRICTED SHARES means Class A Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

     2.29 RETIREMENT means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

     2.30 STOCK APPRECIATION RIGHTS means Awards granted in accordance with
Article VI.

     2.31 SUBSIDIARY means a domestic or foreign subsidiary of the Company within the meaning of Section 424(f) of the Code.

     2.32 TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

                                  ARTICLE III

                                 ADMINISTRATION

     3.01 COMMITTEE. The Plan shall be administered by a committee of the Board ("Committee") comprised of at least two persons. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

                                   ARTICLE IV

                                     SHARES

     4.01 NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 5,156,915 shares of Class A Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 10.07. The shares to be offered under the Plan shall be authorized and unissued Class A Common Stock, or issued Class A Common Stock which shall have been reacquired by the Company.

     4.02 SHARES SUBJECT TO TERMINATED AWARDS. Class A Common Stock covered by any unexercised portions of terminated Options or Prior Options (including canceled Options or Prior Options), Class A Common Stock forfeited as provided in Section 7.02(a) and Class A Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Class A Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Class A Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Class A Common Stock available for the grant of Awards hereunder.

                                   ARTICLE V

                                 PARTICIPATION

     5.01 ELIGIBLE PARTICIPANTS. Participants in the Plan shall be such directors, officers and other key employees of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive one type of Award or grant under the Plan does not require the Committee to provide such Participant with other types of Awards or grants under the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 10.07, during the term of this Plan, no Participant shall be granted Awards in respect of more than 400,000 shares of Class A Common Stock (whether through grants of Options or Stock Appreciation Rights or other grants of Class A Common Stock or rights with respect thereto) in any calendar year. Non-Employee Directors shall receive Non-Employee Director Awards in accordance with Article IX of the Plan, the provisions of which are automatic and non-discretionary in operation. Non-Employee Directors shall also be eligible to receive any other Awards under the Plan.

                                   ARTICLE VI

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01 OPTIONS.

     (A) OPTION AWARDS. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Class A Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

     (B) PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Class A Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price of Options shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant.

     (C) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

     (D) INCENTIVE STOCK OPTION SHARE LIMITATION. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

     (E) RIGHTS AS A STOCKHOLDER. A Participant or a transferee of an Option pursuant to Section 10.04 shall have no rights as a stockholder with respect to Class A Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Class A Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 10.07.

6.02 STOCK APPRECIATION RIGHTS.

     (A) STOCK APPRECIATION RIGHT AWARDS. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Class A Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Class A Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Class A Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Class A Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Class A Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in
Section 6.02(c).

     (B) EXERCISE PRICE. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Class A Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

     (C) PAYMENT OF INCREMENTAL VALUE. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash,
(ii) all in Class A Common Stock, or (iii) in any combination of cash and Class A Common Stock. In the event that all or a portion of the payment is made in Class A Common Stock, the number of shares of Class A Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Class A Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Class A Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03 TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

     (A) CONDITIONS ON EXERCISE. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant. The Committee may also establish exceptions to such waiting periods, exercise dates and restrictions on exercise, including, without limitation, in the case of a Change in Control of the Company.

     (B) DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

          (i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

          (ii) Termination of the Award as provided in Section 6.03(e), following the Participant's Termination of Employment; or

          (iii) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

          (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

     (C) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the Award Agreement.

     (D) EXTENSION OF EXERCISE TIME. In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option or Stock Appreciation Right granted under this Plan to be exercised after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Section 6.03(b)(i), (iii), and (iv).

     (E) EXERCISE OF OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

          (I) TERMINATION OF VESTED OPTIONS AND STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

             (A) TERMINATION. In the event of Termination of Employment of a Participant other than by reason of death, disability or Retirement, the right of the Participant to exercise the Option or Stock Appreciation Right under the Plan shall terminate thirty (30) days after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

             (B) DISABILITY OR RETIREMENT. In the event of a Participant's Termination of Employment by reason of disability or Retirement, the right of the Participant to exercise the Options or Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.03(e)(ii)) shall terminate one year after the date of such Termination of Employment, unless the exercise period is extended by the

        Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i),
        (iii) or (iv).

             (C) DEATH. In the event of the death of a Participant while employed by the Company or a Subsidiary or within the additional period of time from the date of the Participant's Termination of Employment and prior to the expiration of the Option or Stock Appreciation Right as may be permitted in Section 6.03(e)(i)(B) or Section 6.03(d) above, to the extent the right to exercise the Option or Stock Appreciation Right accrued as of the date of such Termination of Employment and did not expire during such additional period and prior to the Participant's death, the right of the Participant's Beneficiary to exercise the Option or Stock Appreciation Right under the Plan shall terminate upon the expiration of one year from the date of the Participant's death (but in no event more than one year from the date of the Participant's Termination of Employment by reason of disability or retirement), unless the exercise period is extended by the Committee in accordance with
        Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

          (II) TERMINATION OF UNVESTED OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. Subject to Section 6.03(c), to the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Committee, within its discretion and under such terms as it deems appropriate, may permit a Participant who terminates employment by reason of Retirement and who will continue to render significant services to the Company or one of its Subsidiaries after his or her Termination of Employment, to continue vesting in his or her Options and Stock Appreciation Rights during the period in which the individual continues to render such services.

     6.04 EXERCISE PROCEDURES. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement on or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Class A Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Class A Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Class A Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any Class A Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Class A Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Class A Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Class A Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Class A Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

                                  ARTICLE VII

                               RESTRICTED SHARES

     7.01 RESTRICTED SHARE AWARDS. The Committee may grant to any Participant an Award of Class A Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Class A Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares intended to qualify for deductibility under Section 162(m) of the Code, performance targets will include specified levels of one or more of earnings before interest, taxes, depreciation and amortization of intangibles and/or earnings per share. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

          (A) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Class A Common Stock, registered on behalf of the Participant, evidencing the Restricted shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Class A Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

          (B) STOCKHOLDER RIGHTS. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.01(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Class A Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

          (C) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the
     Code), pledged or sold prior to lapse of the restrictions applicable thereto.

          (D) DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of
     Section 7.02(b), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Class A Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

     7.02 TERMS OF RESTRICTED SHARES.

          (A) FORFEITURE OF RESTRICTED SHARES. Subject to Section 7.02(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

          (B) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant, a change in control of the Company or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

                                  ARTICLE VIII

                               PERFORMANCE AWARDS

     8.01 PERFORMANCE AWARDS.

          (A) AWARD PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS.
      The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Class A Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

          (B) PERFORMANCE TARGETS. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under
     Section 162(m) of the Code, the targets will include specified levels of one or more of earnings before interest, taxes and amortization of intangibles and/or earnings per share. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

          (C) EARNING PERFORMANCE AWARDS. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.

          (D) PAYMENT OF EARNED PERFORMANCE AWARDS. Payments of earned Performance Awards shall be made in cash or Class A Common Stock, or a combination of cash and Class A Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

     8.02 TERMS OF PERFORMANCE AWARDS.

          (A) TERMINATION OF EMPLOYMENT.  Unless otherwise provided below or in
     Section 8.03, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards.

          (B) RETIREMENT. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

          (C) DEATH OR DISABILITY. If a Participant's Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).

          (D) PRO-RATA PAYMENT. The amount of any payment made to a Participant whose employment is terminated by retirement, death or disability (under circumstances described in Subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.02 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

          (E) OTHER EVENTS.  Notwithstanding anything to the contrary in this
     Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or retirement of the Participant, a change a control of the Company or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate.

                                   ARTICLE IX

                          NON-EMPLOYEE DIRECTOR AWARDS

     9.01 GRANT OF NON-EMPLOYEE DIRECTOR AWARDS. Each person whose term as a Director continues after the date of each annual meeting of stockholders of the Company, commencing with the initial annual meeting after the Effective Date and continuing until the date this Plan terminates, shall as of the date of each such annual meeting of stockholders be granted an Option to purchase 2,000 shares of Class A Common Stock. The exercise price for such Options shall be the Fair Market Value on the Date of Grant of the shares subject to the Option. All such Options shall be designated as Non-Qualified Stock Options and shall have a ten year term. Such Options shall vest and become exercisable in equal installments on the first and second anniversaries of the Date of Grant.

     9.02 TERMINATION OF SERVICE AND OTHER TERMS. If a Non-Employee Director's service with the Company terminates by reason of death or disability, any Award held by such Non-Employee Director may be exercised for a period of one year from the date of such termination or until the expiration of the Award, whichever is shorter. If a Non-Employee Director's service with the Company terminates other than by reason of death or disability, under mutually satisfactory conditions, any Award held by such Non-Employee Director shall expire thirty (30) days after the date of such termination. All applicable provisions of the Plan not inconsistent with this Article IX shall apply to Awards granted to Non-Employee Directors; provided, however, that the Committee may not exercise discretion under any provision of the Plan with respect to Awards granted under this Article IX except to the extent expressly provided herein.

                                   ARTICLE X

             TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

     10.01 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 10.03 and Section 10.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

     10.02 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

     10.03 MODIFICATION OF AWARD AFTER GRANT. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

     10.04 LIMITATION ON TRANSFER. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

     10.05 TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

          (a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Class A Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or
     (iii) by a combination of shares and cash.

          (b) The Committee shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant's filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

          (c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Class A Common Stock to meet tax withholding obligations.

     10.06 SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.

     10.07 ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

          (A) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

          (B) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Option or receipt of other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Class A Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for such outstanding Awards. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 10.07(b) shall be conditioned upon the consummation of the merger or consolidation. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

          (C) OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES. After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares or stock subject to the old options may no longer be issued following the merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

     10.08 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

     10.09 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

     10.10 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

     10.11 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

     10.12 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

     10.13 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

     10.14 AMENDMENT AND TERMINATION.

          (A) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

          (B) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

                       *               *               *

P
R                          HOLLINGER INTERNATIONAL INC.
O
X              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Y                       OF HOLLINGER INTERNATIONAL INC.
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 1997

The undesigned holder of shares of Class A Common Stock, par value $.01 per share ("Class A Shares"), Class B Common Stock, par value $.01 per share ("Class B Shares") and/or Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Shares") of Hollinger International Inc. ("Hollinger International"), hereby appoints Kenneth L. Serota and Paul B. Healy, individually, with full power of substitution in each of them, as proxy or proxies to represent the undersigned and vote all Class A Shares, Class B Shares and/or Series B Preferred Shares of Hollinger International which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of Stockholders of Hollinger International to be held on May 1, 1997 at 11:00 a.m., local time, at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, and at any adjournments or postponements thereof, upon all matters coming before such meeting. Said proxies are directed to vote as set forth below and, in their discretion, upon such other matters as may properly come before the meeting.

(1) Nominees to serve for a one-year term expiring at the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Dwayne O. Andreas; Barbara Amiel Black; Hon. Conrad M. Black; Hon. Richard R. Burt; Raymond G. Chambers; Daniel W. Colson; Hon. Henry A. Kissinger; Marie-Josee Kravis; Shmuel Meitar; Hon. Richard N. Perle; F. David Radler; Hon. Robert S. Strauss; A. Alfred Taubman; Hon. James R. Thompson, Lord Weidenfeld; Leslie H. Wexner.

(2) Approval and adoption of the Hollinger International Inc. 1997 Stock Incentive Plan.

                                                           -------------------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD               SEE REVERSE
PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.                  SIDE
                                                           -------------------

-----   PLEASE MARK YOUR
  X     VOTES AS IN THIS
-----   EXAMPLE


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLLINGER INTERNATIONAL. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR APPROVAL AND ADOPTION OF THE HOLLINGER INTERNATIONAL INC. 1997 STOCK INCENTIVE PLAN. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------------------------
                    The Board of Directors recommends a vote FOR all proposals
------------------------------------------------------------------------------------------------------------------------------------

                           FOR     WITHHELD    ABSTAIN                                                  FOR      AGAINST     ABSTAIN
1.  ELECTION OF                                                   2.  APPROVAL AND ADOPTION OF
    DIRECTORS             [   ]      [   ]      [    ]                HOLLINGER INTERNATIONAL INC.     [   ]      [    ]     [    ]
 (see opposite side)                                                  1997 STOCK INCENTIVE PLAN
                                                                  (see opposite side)
Vote FOR all nominees, except authority to
vote as withheld from the following individual                     3.  OTHER BUSINESS. The proxies shall be authorized to vote on
nominees (if any):                                                     any other business properly brought before the meeting and any adjournments or postponements thereof in accordance with their discretion.
----------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

                                                                              I WILL [  ]  WILL NOT [  ] ATTEND THE ANNUAL MEETING.


SIGNATURE(S)                                        DATE                 , 1997
            ---------------------------------------     -----------------

NOTE: Please sign EXACTLY as your name appears hereon. When signing as executor, trustee, etc., or as officer of a corporation, give full title as such. For joint accounts, please obtain both signatures.